TRANS WORLD ENTERTAINMENT CORPORATION

                                    and

                            RECORD TOWN, INC.



                           AMENDED AND RESTATED
                              NOTE AGREEMENT



                        Dated as of July 26, 1996




                            $41,331,412.90
        Variable Rate Senior Notes, Series A, Due July 31, 1998

TABLE OF CONTENTS

                                                                     Page

	1.	THE NOTES  1
		1.1	    Background.                                          1
		1.2	    Authorization of Amendment and Restatement.          2
		1.3	    Amendment and Restatement.                           3
		1.4	    Acquisition for Investment.                          3
		1.5	    Failure of Conditions.                               3
		1.6	    Expenses; Issue Taxes.                               4
		1.7	    Restructuring Fee                                    5

	2.	WARRANTIES AND REPRESENTATIONS                               5
		2.1	    Subsidiaries.                                        5
		2.2	    Corporate Organization and Authority.                5
		2.3	    Business, Property, Debt, Liens and Restrictions.    6
		2.4	    Financial Statements; Material Adverse Change.       6
		2.5	    Full Disclosure.                                     7
		2.6	    Pending Litigation; Compliance with Law.             7
		2.7	    Title to Properties.                                 7
		2.8	    Patents and Trademarks.                              7
		2.9	    Sale of Notes is Legal and Authorized;
		        Obligations are Enforceable.                         8
		2.10	No Defaults.                                         8
		2.11	Governmental Consent.                                8
		2.12	Taxes.                                               9
		2.13	Margin Securities.                                   9
		2.14	ERISA.                                               9
		2.15	Company Actions.                                     9
		2.16	Restated Credit Agreement; Restated Series B
		        Note Agreement                                      10
		2.17	Movies Plus, Inc                                    10

	3.	CLOSING CONDITIONS                                          10
		3.1	    Opinions of Counsel.                                11
		3.2	    Compliance with this Agreement.                     11
		3.3	    Private Placement Number.                           11
		3.4	    Execution and Delivery of this Agreement and
		        the Notes.                                          11
		3.5	    Restated Credit Agreement.                          11
		3.6	    Restated Series B Note Agreement.                   12
		3.7	    Intercreditor Agreement.                            12
		3.8	    Restructuring Fee.                                  12
		3.9	    Expenses.                                           12
		3.10	Interest on Existing Notes.                         12
		3.11	Subsidiary Guaranties.                              13
		3.12	Collateral Trust Indenture and Other
		        Security Documents.                                 13
		3.13	Movies Plus Subordination                           13
		3.14	Representations And Warranties True                 14
		3.15	Authorization of Transactions                       14

		3.16	Proceedings Satisfactory                            14

	4.	DIRECT PAYMENT                                              14

	5.	REPAYMENTS                                                  14
		5.1	    Mandatory Early Repayments.                         14
		5.2	    Early Repayment Option.                             15
		5.3	    Notice of Optional Repayment.                       16
		5.4	    Repayment Upon Change of Control.                   16
		5.5	    Repayment Upon Material Asset Sale or Tax Refund.   16
		5.6	    Repayment from Excess EBITDA                        17
		5.7	    Partial Early Payments To Be Pro Rata               18

	6.	REGISTRATION; SUBSTITUTION OF NOTES                         18
		6.1	    Registration of Notes.                              18
		6.2	    Exchange of Notes.                                  18
		6.3	    Replacement of Notes.                               19

	7.	COMPANY BUSINESS COVENANTS                                  19
		7.1	    Payment of Taxes and Claims.                        19
		7.2	    Maintenance of Properties and Corporate Existence.  19
		7.3	    Maintenance of Office.                              20
		7.4	    Liens and Encumbrances.                             20
		7.5	    Limitations On Debt Incurrence; Prepayments
		        and Amendments.                                     22
		7.6	    Subsidiary Debt.                                    23
		7.7	    Current Ratio.                                      23
		7.8	    Maintenance of Ownership.                           23
		7.9	    Fixed Charge Ratio.                                 23
		7.10	Tangible Net Worth.                                 24
		7.11	Tangible Net Worth of Record Town                   24
		7.12	Distributions and Investments.                      24
		7.13	Sale of Property and Subsidiary Stock.              25
		7.14	Merger and Consolidation.                           25
		7.15	Guaranties.                                         25
		7.16	ERISA Compliance.                                   25
		7.17	Transactions with Affiliates.                       26
		7.18	Tax Consolidation.                                  26
		7.19	Acquisition of Notes.                               26
		7.20	Lines of Business.                                  26
		7.21	Required Subsidiary Guaranties.                     26
		7.22	Limitations on Preferred Stock.                     26
		7.23	Limitation on Inventory Turnover                    27
		7.24	Maintenance of Consolidated EBITDA.                 27
		7.25	Limitation on Capital Expenditures                  27
		7.26	Limitation on Leases                                27
		7.27	Limitation on Sale and Leaseback                    27
		7.28	Limitation on Changes in Fiscal Year                28
		7.29	Limitation on Debt to Consolidated Tangible
		        Net Worth.                                          28

		7.30	Store Openings.                                     28
		7.31	No Amendment of Debt Instruments; Maintenance
		         of Accounts                                        28
		7.32	Revolver Sweep                                      29
		7.33	Foreign Subsidiaries                                29

	8.	INFORMATION AS TO COMPANY                                   29
		8.1	    Financial and Business Information.                 29
		8.2	    Officers' Certificates.                             32
		8.3	    Accountants' Certificates.                          32
		8.4	    Inspection.                                         32
		8.5	    Quarterly Meetings.                                 33
		8.6	    Monthly Monitoring Reports.                         33
		8.7	    Excess EBITDA.                                      33
		8.8	    Tax Reserve.                                        33
		8.9	    Additional Financial Information                    33

	9.	EVENTS OF DEFAULT.                                          34
		9.1	    Nature of Events.                                   34
		9.2	    Default Remedies.                                   35
		9.3	    Annulment of Acceleration of Notes.                 36

	10.	INTERPRETATION OF THIS AGREEMENT                            36
		10.1	Terms Defined.                                      36
		10.2	Accounting Principles.                              46
		10.3	Directly or Indirectly.                             46
		10.4	Section Headings and Table of Contents;
		        Independent Construction.                           46
		10.5	Governing Law.                                      47

	11.	MISCELLANEOUS                                               47
		11.1	Notices.                                            47
		11.2	Reproduction of Documents.                          48
		11.3	Survival.                                           48
		11.4	Successors and Assigns.                             48
		11.5	Amendment and Waiver.                               48
		11.6	Duplicate Originals.                                49
		11.7	Waiver and Release.                                 49
		11.8	Indemnification.                                    51

ANNEX 1 	--	Purchaser Information
EXHIBIT A	--	Form of Note
EXHIBIT B	--	Disclosure Schedules
EXHIBIT C-1	--	Form of Matthew H. Mataraso Legal Opinion
EXHIBIT C-2	--	Form of Jones, Day, Reavis & Pogue Legal Opinion

EXHIBIT D	--	Form of Intercreditor Agreement
EXHIBIT E	--	Form of Subsidiary Guaranty
EXHIBIT F	--	Form of Collateral Trust Indenture
EXHIBIT G	--	Form of Security Agreement
EXHIBIT H	--	Form of Trademark Security Agreement
EXHIBIT I	--	Form of Pledge Agreement
EXHIBIT J	--	Form of Concentration Bank Account Agreement
EXHIBIT K	--	Form of Movies Plus Subordination Agreement
EXHIBIT L	--	Contents of Monthly Report

                    TRANS WORLD ENTERTAINMENT CORPORATION
                            RECORD TOWN, INC.
                          38 Corporate Circle
                        Albany, New York 12203


                        AMENDED AND RESTATED
                           NOTE AGREEMENT

                           $41,331,412.90
      Variable Rate Senior Notes, Series A, Due July 31, 1998




                                                Dated as of July 26, 1996


TO EACH OF THE PURCHASERS
LISTED ON ANNEX 1

Dear Purchasers:

	Trans World Entertainment Corporation (formerly Trans World Music Corp., the "Company"), a New York corporation, and Record Town, Inc. ("Record Town"), a New York corporation and a Wholly-Owned Subsidiary of the Company, hereby jointly and severally agree with the Purchasers as follows:

1.	THE NOTES

	1.1	Background.

	Pursuant to an Amended and Restated Note Agreement dated as of June 29, 1995 (the "Existing Note Agreement"), the Company and Record Town issued Forty-Seven Million Five Hundred Thousand Dollars ($47,500,000) in aggregate principal amount of their joint and several Variable Rate Senior Notes due July 31, 1996 (the "Existing Notes"). The Existing Notes are substantially in the form of Exhibit B attached to the Existing Note Agreement. The aggregate principal amount of Existing Notes presently outstanding is $41,331,412.90. Certain Events of Default have occurred under the Existing Note Agreement and are currently the subject of the Waiver Agreement. The Company and Record Town have requested an extension of the maturity date of the Existing Notes and the modification of certain covenants and other provisions contained in the Existing Note Agreement. The Purchasers have, subject to the satisfaction of the conditions precedent set forth in Section 3 of this Agreement, consented to certain of such requests in consideration of an increased rate of interest and other modifications. The mutual agreement of the parties as to such matters is set forth in the amendment and restatement of the Existing Note Agreement and the Existing Notes provided for in this Agreement.

	1.2	Authorization of Amendment and Restatement.

	Each of the Company and Record Town hereby authorizes, agrees and consents to the Amendment and Restatement in their entirety of the Existing Note Agreement and the Existing Notes as provided for herein. The Existing Notes, as amended and restated by Exhibit A to this Agreement, shall be hereinafter referred to individually as a "Note" and, collectively, as the "Notes". The obligations of the Company and Record Town under the Notes and this Agreement shall be guaranteed on a senior basis by all Required Guarantors. The Company and Record Town hereby authorize the execution and delivery to the Purchasers of the Notes, which Notes shall:

	(a)	be substituted in the place of the Existing Notes;

	(b)	be dated the Effective Date;

	(c)	mature on July 31, 1998;

	(d)	bear  interest  (computed  on  the  basis  of a 360-day year of twelve
30-day months) on the unpaid principal balance thereof at a rate equal to:

		(i)	prior to June 30, 1998, the greater of eleven and one-half percent
    (11.50%) per annum or two and  one-half percent (2.50%) per annum over the
    Prime Rate, and

		(ii)	from and after June 30, 1998, the greater of fourteen  percent
    (14%) per annum or five percent (5.0%) per annum over the Prime Rate,

but in no event at a rate which exceeds the highest rate allowed by applicable law, payable monthly (in arrears) on the final day of each calendar month in each year, commencing on July 31, 1996 until the principal amount thereof shall be due and payable;

	(e)	bear interest, payable on demand, on any overdue principal  (including any  overdue  prepayment  of  principal)  and  (to  the  extent  permitted  by applicable law) on any overdue installment of interest, at a rate equal to the lesser of

		(i)	one  percent  (1.0%)  per annum over the rate otherwise applicable thereto, or

		(ii)	the highest rate allowed by applicable law; and

	(f)	be in the form of the Note set out in Exhibit A hereto.

The term "Notes" as used herein shall include each Note delivered pursuant to any provision of this Agreement, and each Note delivered in substitution or exchange for any such Note. Whether or not specifically provided in any particular Section of this Agreement, Record Town will be jointly and severally liable with the Company for all obligations under the Notes and this Agreement.

	1.3	Amendment and Restatement.

	Subject to the satisfaction of  the  conditions  precedent  set  forth  in
Section 3 of this Agreement, each Purchaser, by its execution of this Agreement, hereby agrees and consents to the Amendment and Restatement in its entirety of the Existing Note Agreement by this Agreement and the termination of the Waiver Agreement, and, upon the satisfaction of such conditions precedent, the Existing Note Agreement and the Waiver Agreement shall be deemed so amended and restated or terminated, as the case may be. Subject to the satisfaction of the conditions precedent set forth in Section 3 of this Agreement, each Purchaser, by its execution of this Agreement, hereby agrees and consents to the Amendment and Restatement in their entirety of the Existing Notes and the substitution of the Notes therefor. On the Effective Date, the Company agrees, subject to the satisfaction of the conditions precedent set forth in Section 3 of this Agreement, to execute and deliver to each Purchaser the aggregate principal amount of Notes set forth opposite its name on the schedule attached to this Agreement as Annex 1, in replacement of its Existing Notes. Contemporaneously with the receipt by each Purchaser of such Notes, such Purchaser hereby agrees to re-deliver to the Company for
cancellation the Existing  Notes  held  by  it.   All  amounts owing under and
evidenced by the Existing Notes as of the Effective Date shall continue to be outstanding under, and shall after the Effective Date be evidenced by, the Notes, and shall be payable in accordance with this Agreement.

	1.4	Acquisition for Investment.

	Each Purchaser represents to the Company and Record Town, and by agreeing to the amendment and restatement of the Existing Note Agreement and the substitution of the Notes for the Existing Notes it is specifically understood and agreed, that it is acquiring the Notes for investment for its own account or the account of its affiliated entities and with no present intention of distributing or reselling the Notes or any part thereof to anyone other than an affiliated entity, but without prejudice to its right at all times to:

		(a)	sell  or otherwise dispose of all or any part of the Notes under a registration statement filed under the Securities Act, or in a transaction exempt from the registration requirements of the Securities Act;

		(b)	have control over the disposition of all  of  its  assets  to  the fullest extent required by any applicable insurance law.

It is understood that, in making the representations set out in Sections 2.9 and 2.11 hereof, the Company and Record Town are relying, to the extent applicable, upon the representation in the immediately preceding sentence.

	1.5	Failure of Conditions.

	If the conditions specified in Section 3 hereof have not been fulfilled on or prior to June 30, 1996, this Agreement shall terminate, and the Existing Note Agreement and the Existing Notes shall continue to be in full force and effect.

	1.6	Expenses; Issue Taxes.

		(a)	Generally.  Whether or not  the  transactions contemplated by this
Agreement are consummated, the Company will promptly (and in any event  within thirty  (30)  days  of  receiving  any  statement or invoice therefor) pay all expenses relating to this Agreement, including but not limited to:

			(i)	the cost of reproducing this Agreement and the other Financing
    Documents;

			(ii)	the reasonable fees  and  disbursements of the Purchasers'
    special counsel, the  Purchasers'  financial  advisor,  and  the  Security
    Trustee.

			(iii)	the Purchasers' out-of-pocket expenses;

			(iv)	all expenses relating to any Guaranty Agreement;

			(v)	all expenses relating to any amendments or waivers pursuant to the  provisions  of  this  Agreement  or  "workouts"  with respect hereto, including, without limitation, all  out-of-pocket fees, costs and expenses paid or incurred by any holder of any Note or any security trustee  acting on  behalf  of  any  such  holder  in  connection  with  the  negotiation,
    preparation,    drafting,    implementation,    amendment,   modification,
    administration and enforcement of this  Agreement,  the Notes or any other
    Financing Document, or for auditing, appraising, evaluating  or  otherwise monitoring the Collateral or other credit support for the Notes; and

			(vi)	all   costs   and  expenses,  including  attorneys'  fees,
    incurred by the holder of any  Note in attending any meeting held pursuant to Section 8.5 or enforcing any rights under  this  Agreement  or  in  the
    Notes  or  in  responding to any subpoena or other legal process issued in connection with this  Agreement  or  the transactions contemplated hereby,
    including  without  limitation,  costs  and  expenses  incurred   in   any
    bankruptcy case.

The Company will also pay all taxes in connection with the issuance and sale of the Notes and in connection with any modification of the Notes and will save each of the Purchasers harmless against any and all liabilities with respect to such taxes.

		(b)	Special  Counsel  and  Financial  Advisor.   Without  limiting the
generality of the foregoing, it is agreed and understood that the Company will pay, on the Effective  Date,  the  fees  and  disbursements of the Purchasers'
special counsel and financial advisor which are reflected  in  the  statements delivered by such Persons on or before the Effective Date.

		(c)	Survival.   The  obligations of the Company under this Section 1.6
shall survive the payment of the Notes and the termination of this Agreement.

	1.7	Restructuring Fee.

	In consideration of the Purchasers' willingness to enter into the transactions contemplated hereby, the Company shall pay to the Purchasers, on a pro rata basis, a restructuring fee as described below.  A portion  of  said fee equal to one percent (1.0%) of the principal amount of Notes held by the Purchasers on the Effective Date shall be payable on the Effective Date in accordance with Section 3.8. A portion of said fee equal to one half of one percent (0.50%) of the principal amount of the Notes held by the Purchasers on July 31, 1997 shall be payable to the Purchasers on July 31, 1997, but said amount shall not be payable (and the Company and Record Town shall not be
liable therefor) if the Notes are paid in full prior  to  July  31,  1997.   A
portion of said restructuring fee equal to $1,696,429 shall be payable on the earlier of August 1, 1998 or the acceleration of the Notes pursuant to Section 9.2, but said amount shall not be payable (and the Company and Record Town shall not be liable therefor) if the N otes are paid in full prior to the earlier of August 1, 1998 or such acceleration.

2.  WARRANTIES AND REPRESENTATIONS

	To induce each of the Purchasers to enter into this Agreement, the Company and Record Town jointly and severally warrant and represent to each Purchaser that as of the Effective Date each of the following statements will be true and correct:

	2.1	Subsidiaries.

	Part 2.1 of Exhibit B to this Agreement correctly identifies:

		(a)	each   of   the   Company's   Subsidiaries,  its  jurisdiction  of
    incorporation and the percentage of its  Voting Stock owned by the Company and by each other Subsidiary, and

		(b)	each of the Company's Affiliates (other than Subsidiaries) and the nature of their affiliation.

The Company and each Subsidiary is the legal and beneficial owner of all of the shares of Voting Stock it purports to own of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and nonassessable.

	2.2	Corporate Organization and Authority.

	The Company, and each Subsidiary,

		(a)	is  a  corporation  duly  organized,  validly existing and in good standing under the laws of its jurisdiction of incorporation,

		(b)	has all requisite power and authority and all necessary  licenses, permits,  franchises  and other governmental authorizations to own and operate its Properties and to carry on its  business as now conducted and as presently proposed to be conducted, and

		(c)	has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction where the character  of its  Properties  or  the  nature  of  its  activities makes such qualification necessary.

	2.3	Business, Property, Debt, Liens and Restrictions.

		(a)	The Company's Annual Report on Form 10-K for the fiscal year ended
February  3,  1996  filed  by  the  Company  with  the Securities and Exchange
Commission and previously delivered to  the Purchasers correctly describes the general nature of the business and principal Properties of the Company and its
Subsidiaries.

		(b)	Part 2.3(b) of Exhibit B to this  Agreement  correctly  lists  all outstanding  Debt  of  (including  all  Guaranties  of  the  Company  and  the
Subsidiaries  of  such  Debt),  and  all  Liens (other than those permitted by
Clauses (1) - (6)  of  Section  7.4(a))  on  Property  of, the Company and its
Subsidiaries.  Neither the Company nor any Subsidiary has agreed or  consented to  cause  or  permit  in  the  future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 7.4(a).

		(c)	Neither  the  Company  nor  any  Subsidiary  is  a  party  to  any agreement, or subject to  any  charter  or  other corporate restriction, which restricts its right or ability to incur Debt, other than this  Agreement,  the
Restated Series B Note Agreement and the Restated Credit Agreement.

	2.4	Financial Statements; Material Adverse Change.

		(a)	(i)  The  consolidated  balance  sheets  of  the  Company  and its
Subsidiaries as of February  3,  1996  and  January  28, 1995, and the related statements of income, retained earnings and changes  in  cash  flows  for  the fiscal  years  ended  on  such  dates,  all  accompanied  by  reports  thereon
containing   opinions   without  qualification,  by  KPMG  Peat  Marwick  LLP,
independent certified public  accountants,  and  (ii) the consolidated balance sheets of the Company and its Subsidiaries as of January 29, 1994, January 30,
1993 and February 1, 1992 and  the  related  statements  of  income,  retained earnings  and  changes in cash flows for the fiscal years ended on such dates, all accompanied by reports  thereon containing opinions without qualification, by Ernst & Young LLP, independent  certified  public  accountants,  copies  of which  have been delivered to the Purchasers, have been prepared in accordance with  generally  accepted  accounting  principles  consistently  applied,  and present fairly the financial position of  the Company and its Subsi diaries as
of such dates and the results of their  operations  for  such  periods.   Such
consolidated financial statements include the accounts of all Subsidiaries for all periods during which a subsidiary relationship has existed.

		(b)	Since  February  3,  1996,  there  have been no materially adverse changes in the Properties, business, prospects, operating results or condition
(financial or otherwise) of  Record  Town,  the  Company and the Subsidiaries,
taken as a whole.

	2.5	Full Disclosure.

	The financial statements referred to in Section 2.4 do not, nor does this Agreement or any written statement furnished by or on behalf of the Company or Record Town to the Purchasers in connection with this Agreement, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading, in light of the circumstances under which they were made. There is no agreement, restriction or other factual matter which the Company has not disclosed to the Purchasers in writing which materially affects adversely nor, so far as the Company can now reasonably foresee, will materially affect adversely the Properties, business, prospects, operating results or condition (financial or otherwise) of Record Town, the Company and the Subsidiaries, taken as a whole, or the ability of the Company or Record Town to perform this Agreement, the Notes and the other Financing Documents.

	2.6	Pending Litigation; Compliance with Law.

	There are no proceedings or investigations pending, or to the knowledge of the Company or Record Town threatened, against or affecting the Company or any Subsidiary in or before any court, governmental authority or agency or arbitration board or tribunal which, individually or in the aggregate, might materially and adversely affect the Properties, business, prospects, operating results or condition (financial or otherwise) of Record Town, the Company and the Subsidiaries, taken as a whole, or the ability of Record Town or the Company to perform this Agreement, the Notes and the other Financing Documents. Neither the Company nor any Subsidiary is in default with respect to any order, decree or judgment of any court, governmental authority or agency or arbitration board or tribunal, or in violation of any laws or governmental rules or regulations where such default or violation might materially and adversely affect the Properties, business, prospects, operating results or condition (financial or otherwise) of Record Town, the Company and the Subsidiaries, taken as a whole, or the ability of the Company or Record Town to perform this Agreement, the Notes and the other Financing Documents.

	2.7	Title to Properties.

	The Company, and each Subsidiary, has good and marketable title in fee simple (or its equivalent under applicable law) to all the real Property, and has good title to all the other Property, it purports to own, including that reflected in the most recent balance sheet referred to in Section 2.4 (except as sold or otherwise disposed of in the ordinary course of business), free from Liens not permitted by Section 7.4(a).

	2.8	Patents and Trademarks.

	The Company, and each Subsidiary, owns or possesses all the patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing necessary for the present and planned future conduct
of its business, without any known conflict with the rights of  others.   Part
2.8 of Exhibit B to this Agreement correctly sets forth all of the trademarks, service marks, trade names, copyrights, licenses and related rights owned by the Company or any Subsidiary.

	2.9	Sale of Notes is Legal and Authorized; Obligations are Enforceable.

		(a)	Sale of Notes is Legal and Authorized.  Each of the issuance, sale and delivery of the Notes by  the  Company  and Record Town, the execution and delivery of this Agreement, the Notes and the  other  Financing  Documents  by each  of the Company, Record Town and the Subsidiaries, and compliance by each of the Company, Record  Town  and  each  of  the  Subsidiaries with all of the provisions of each Financing Document to which it is a party:

			(i)	is within the corporate powers of the Company, Record Town and each such Subsidiary, respectively; and

			(ii)	is legal and does not conflict with, result in any  breach
    of  any of the provisions of, constitute a default under, or result in the creation of any Lien upon  any  Property  of the Company or any Subsidiary under the provisions of, any  agreement,  charter  instrument,  bylaw,  or other  instrument  to which the Company or any Subsidiary is a party or by which any of them or their respective Properties may be bound.

		(b)	Obligations  are  Enforceable.   Assuming  the  due  execution and
delivery by the Purchasers  of  this  Agreement,  each  of this Agreement, the
Notes and each other Financing  Document  has  been  duly  authorized  by  all necessary  action  on  the  part  of each of the Company, Record Town and each
Subsidiary party thereto; has been  executed  and delivered by duly authorized officers of each of  the  Company,  Record  Town  and  each  Subsidiary  party thereto;  and  constitutes  the legal, valid and binding obligation of each of the Company, Record Town  and  each  Subsidiary  party thereto, enforceable in accordance with its terms, except that the enforceability of  this  Agreement, the Notes and each other Financing Document may be:

			(i)	limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium or other  similar laws affecting the enforceability of creditors' rights generally; and

			(ii)	subject to the availability of equitable remedies.

	2.10	No Defaults.

	No event has occurred and no condition exists which, upon the issuance of the Notes and the execution and delivery of this Agreement and each other Financing Document, would constitute a Default or an Event of Default. Neither the Company nor any Subsidiary is in violation in any respect of any term of any charter instrument, by-law or other instrument to which it is a party or by which it or any of its Property may be bound.

	2.11	Governmental Consent.

	Neither the nature of the Company or of any Subsidiary, or of any of their respective businesses or Properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offer, issue, sale or delivery of the Notes or the execution, delivery and performance of this Agreement and the other Financing Documents is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company or any Subsidiary.

	2.12	Taxes.

		(a)	All  tax  returns  required  to  be  filed  by  the Company or any
Subsidiary in  any  jurisdiction  have  in  fact  been  filed,  and all taxes, assessments, fees and other governmental  charges  upon  the  Company  or  any
Subsidiary,  or upon any of their respective Properties, income or franchises,
which are due  and  payable  have  been  paid.   Neither  the  Company nor any
Subsidiary knows  of  any  proposed  additional  tax  assessment  against  it.
Federal  income  tax  returns  of  the  Company and its Subsidiaries have been audited by the Internal Revenue Service  or the statute of limitations has run for all years to and including the fiscal year ending  February  1,  1992  and there  is  no  liability  for  such  tax  asserted  against the Company or any
Subsidiary for that or any prior year.

		(b)	The provisions for taxes  on  the  books  of  the Company and each
Subsidiary are adequate for all open years, and for its current fiscal period.
The  amount  of  the  reserve  for  Federal  income  taxes  reflected  in  the consolidated balance sheet of the Company and its Subsidiaries as of  February
3, 1996 is an adequate provision for such Federal income taxes, if any, as may be  payable  by  the  Company  and  its Subsidiaries for the fiscal years 1992 through 1995, the only open years.

	2.13	Margin Securities.

	None of the transactions contemplated in this Agreement will violate or result in a violation of Section 7 of the Exchange Act or any regulations issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II or require that any filing be made under any thereof. Neither the Company nor any Subsidiary owns or intends to carry or purchase any "margin stock" within the meaning of said Regulation G, including margin stock originally issued by it.

	2.14	ERISA.

	Neither the Company nor any Related Person of the Company now maintains any "employee pension benefit plan", as such term is defined in Section 3 of ERISA (herein referred to as a "Pension Plan"), nor has the Company nor any
Related Person maintained a Pension Plan in the  past.   No  employee  of  the
Company or of any of its Related Persons is entitled, as the result of current
employment   by   the  Company  or  any  Subsidiary,  to  participate  in  any
"multiemployer pension plan" as such term is defined in Section 4001(a)(3) of ERISA.

	2.15	Company Actions.

    Neither the Company, Record Town nor any other Subsidiary has taken any action or permitted any condition to exist which would have been prohibited by
Section 7 if such Section had been binding and effective at all times during the period from February 3, 1996 to and including the Effective Date.

    2.16	Restated Credit Agreement; Restated Series B Note Agreement.

		(a)	The Company has  delivered  to  the  Purchasers true, complete and correct copies of each of the  Restated  Credit  Agreement  and  the  Restated
Series  B  Note  Agreement  (together,  the  "Other Restructuring Documents"), together with  all  exhibits,  schedules  and  disclosure  letters referred to therein or delivered pursuant thereto, and  all  amendments  thereto,  waivers relating  thereto  and  other  side  letters or agreements affecting the terms
thereof.   None  of  such  documents   and  agreements  has  been  amended  or
supplemented, nor have any of  the  provisions  thereof  been  waived,  except pursuant  to  a  written  agreement  or  instrument  which has heretofore been consented to by each  of  the  Purchasers  and  no  consent or waiver has been
granted by the Company or any Subsidiaries  thereunder.   Each  of  the  Other
Restructuring  Documents  has been duly executed and delivered by the Company, and, to the best of the  Company's  knowledge, by each other party thereto and is a legal, valid and binding obligation of the Company, and, to the  best  of the  Company's  knowledge,  of  each  other party thereto, enforceable, in all material respects, in accordance with  its terms, except as enforceability may be limited by bankruptcy, insolvency  or  other  similar  laws  affecting  the rights  of  creditors  generally  and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

		(b)	The representations and warranties  of the Company, any Subsidiary and each other party to the Other Restructuring Documents are, to the best  of the  Company's  knowledge,  true  and  correct in all material respects on the
Effective Date as if made on  and  as  of such date.  Such representations and warranties, together with the definitions of all defined terms  used  therein, are  by  this  reference deemed incorporated herein mutatis mutandis, and each
Purchaser is entitled to  rely  on  the  accuracy  of such representations and warranties.

		(c)	To the best of the Company's knowledge, each party  to  the  Other
Restructuring  Documents  has complied in all material respects with all terms and provisions contained therein on its part to be observed.

	2.17	Movies Plus, Inc.

	Except for (i) Debt owed to the  Company, Record Town or a Subsidiary, and
(ii) each of (A) its Guaranty Agreements and (B) its guarantee, in favor of the Banks, of the obligations of the Company and Record Town under the Restated Bank Agreement, the liabilities of Movies Plus, Inc., no portion of which constitutes Debt, do not exceed $500,000 in the aggregate.

3.  CLOSING CONDITIONS

	The amendment and restatement of the Existing Note Agreement and the Existing Notes, and the substitution of the Notes for the Existing Notes are subject to the satisfaction of the following conditions precedent:

	3.1	Opinions of Counsel.

	The Purchasers shall have received from

		(a)	Matthew H. Mataraso, counsel for the Company and Record Town, and

		(b)	Jones, Day, Reavis &  Pogue,  special  counsel for the Company and
    Record Town,

closing opinions, each dated as of the Effective Date, substantially in the respective forms set forth in Exhibits C-1 and C-2 hereto and as to such other matters as they may reasonably request. This Section 3.1 shall constitute direction by the Company to such counsel to deliver such closing opinions to the Purchasers.

	3.2	Compliance with this Agreement.

	The Company and Record Town shall have performed and complied with all agreements and conditions contained herein which are required to be performed or complied with by the Company and  Record Town, respectively, on or prior to the Effective Date, and such performance and compliance shall remain in effect on the Effective Date. Each Purchaser shall have received a certificate, dated the Effective Date and signed by a duly authorized officer of each of the Company  and  Record  Town,  certifying  that  all  of  the agreements and
conditions  specified  in  the  immediately  preceding  sentence   have   been
satisfied.

	3.3	Private Placement Number.

	The Company shall have obtained from Standard & Poor's Corporation and furnished to the Purchasers a private placement number for the Notes.

	3.4	Execution and Delivery of this Agreement and the Notes.

	The Company, Record Town and each Purchaser shall have entered into this Agreement and each party hereto shall be prepared to perform its respective
obligations  hereunder.   Each  of  the  Company,  Record  Town  and the other
Purchasers shall have executed and delivered a counterpart of this Agreement to each other party hereto. Each of the Purchasers shall have received one or more Notes (in the amount(s) and bearing the registration number(s) set forth below its name on Annex 1), dated the Effective Date and duly executed and delivered by each of the Company and Record Town, in replacement of the Existing Notes held by such Purchaser.

	3.5	Restated Credit Agreement.

	The Company, Record Town and the Banks shall have entered into the Restated Credit Agreement, which agreement and all documents and instruments executed and delivered in connection therewith shall be in form and substance satisfactory to the Purchasers. The Company shall have delivered to each Purchaser true, correct and complete copies of the Restated Credit Agreement and all such documents and instruments, including all waivers relating thereto and all side letters or agreements affecting the terms thereof.

	3.6	Restated Series B Note Agreement.

	The Company, Record Town and the Series B Noteholder shall have entered into an agreement amending and restating the Existing Series B Note Agreement, which agreement and all documents and instruments executed and delivered in connection therewith shall be in form and substance satisfactory to the Purchasers.

	3.7	Intercreditor Agreement.

	The Purchasers, the Series B Noteholder and the Banks shall have executed and delivered an Intercreditor Agreement in the form of Exhibit D (the "Intercreditor Agreement"), and such Intercreditor Agreement and all documents and instruments executed and delivered in connection therewith shall be in form and substance satisfactory to all parties thereto, and such Intercreditor Agreement shall have been accepted and agreed to by each of the Company, Record Town and the Security Trustee, and shall be in full force and effect.

	3.8	Restructuring Fee.

	The Company and Record Town shall have paid to each Purchaser, and each Purchaser shall have received, a portion of the restructuring fee described in
Section 1.7 equal to the product of:

		(a)	one percent (1.0%); times

		(b)	the  outstanding  principal  amount  of  the  Notes  held  by such
Purchaser on the Effective Date.

Such payment shall be made by wire transfer of immediately available funds to the account of each Purchaser to which the Company and Record Town are obligated to make payments of interest in respect of such Purchaser's Notes.

	3.9	Expenses.

	All fees and disbursements required to be paid pursuant to Section 1.6(a)(ii), Section 1.6(a)(iii) and Section 1.6(b) hereof shall have been paid in full.

	3.10	Interest on Existing Notes.

	The Company shall have paid to each of the Purchasers all accrued interest on the Existing Notes held by such Purchaser to (but not including) the Effective Date at the rate of 10.50% per annum, and additional interest on such Purchaser's Existing Notes for the period from May 1, 1996 to (but not including) the Effective Date at a rate equal to the excess, if any, of the rate which would have been payable on the Notes pursuant to Section 1.2(d) if the Notes had been outstanding at all times from and after May 1, 1996 over 10.50% per annum.

	3.11	Subsidiary Guaranties.

	Each Subsidiary (other than Record Town) shall have executed and delivered an agreement in the form of Exhibit E (collectively, the "Guaranty Agreement") unconditionally guarantying payment of the Notes.

	3.12	Collateral Trust Indenture and Other Security Documents.

		(a)	Each of the Company, Record  Town, the Guarantors and the Security
Trustee shall have executed  and  delivered  to  each  of  the  Purchasers  an original counterpart of a Collateral Trust Indenture, in the form of Exhibit F
(the  "Collateral  Trust Indenture"), and the Collateral Trust Indenture shall be in full force and effect.

		(b)	Each of the Company, Record  Town, the Guarantors and the Security
Trustee shall have executed  and  delivered  to  each  of  the  Purchasers  an original  counterpart  of  a  Security  Agreement,  in  the  form of Exhibit G
(collectively the "Security Agreement"),  and  the Security Agreement shall be in full force and effect.

		(c)	The Security Trustee and each of the Company, Record Town and  the
Guarantors  shall  have  executed  and  delivered to each of the Purchasers an original counterpart of a Trademark Security Agreement, in the form of Exhibit
H  (collectively,  the  "Trademark  Security  Agreement"),  and  the Trademark
Security Agreement shall be in full force and effect.

		(d)	The Security Trustee and  Record  Town  shall  have  executed  and delivered  to  each  if  the  Purchasers  an  original counterpart of a Pledge
Agreement, in the form of Exhibit  I  (the "Pledge Agreement"), and the Pledge
Agreement shall be in full force and effect.

		(e) The Company, the concentration account bank named therein and  the
Security  Trustee  shall have executed and delivered to each of the Purchasers an original counterpart of a Depository  Bank Agreement in the form of Exhibit
J (the "Concentration Bank Account Agreement"),  and  the  Concentration  Bank
Account Agreement shall be in full force and effect.

		(f)  The  foregoing  agreements  shall secure the Notes and all of the obligations under this agreement pari passu with the obligations due under the
Restated Series B Note Agreement  and  the Restated Credit Agreement; and each of the Purchasers shall have received evidence satisfactory  to  it  that  the
Liens created by the foregoing agreements are valid and perfected Liens senior to all other Liens upon the Collateral.

	3.13	Movies Plus Subordination.

	Each of the Company, Record Town and the Subsidiaries (other than Movies Plus, Inc.) shall have executed and delivered a subordination agreement in the form of Exhibit K (collectively, the "Movies Plus Subordination Agreement"), and the Movies Plus Subordination Agreement shall be in full force and effect.

	3.14	Representations And Warranties True.

	The warranties and representations set forth in Section 2 hereof shall be true and correct as of the Effective Date.

	3.15	Authorization of Transactions.

	Each of the Company and Record Town shall have authorized, by all necessary corporate action, the execution and delivery of this Agreement, the Notes and each of the other documents and instruments executed and delivered in connection herewith and the performance of all obligations of, and the satisfaction of all conditions precedent pursuant to this Section 3 by, and the consummation of all transactions contemplated by this  Agreement  by,  the
Company  and  Record  Town.   The Purchasers shall have received a certificate
from each of the Company and Record Town, in form and substance satisfactory to the Purchasers and their special counsel, certifying the adoption of resolutions of the board of directors of the Company and Record Town, as the case may be, authorizing such execution, delivery, performance, satisfaction and consummation, which resolutions shall be attached to such certificate and shall be in full force and effect. Each such certificate shall indicate that there has been no resolution passed by suc h board of directors which conflicts with, amends or rescinds such resolutions.

	3.16	Proceedings Satisfactory.

	All proceedings taken in connection with the issuance of the Notes and all documents and papers relating thereto shall be satisfactory to each of the
Purchasers  and  their  special  counsel.   The  Purchasers  and their special
counsel shall have received copies of such documents and papers as they may reasonably request in connection therewith, all in form and substance satisfactory to them.

4.  DIRECT PAYMENT

	The Company agrees that, notwithstanding any provision in this Agreement or the Notes to the contrary, it will pay all sums becoming due to any institutional holder of Notes in the manner provided in Annex 1 or in any other manner as any institutional holder may designate to the Company in writing (without presentment of or notation on the Notes).

5.  REPAYMENTS

	5.1	Mandatory Early Repayments.

		(a)	In  addition  to  paying the entire remaining principal amount and interest due on the Notes at maturity,  the Company and Record Town agree on a joint and several basis to repay, and there shall become due  and  payable  on each  of  the  dates  set  out  below, the principal amount of Notes set forth opposite such date:

Payment Date 	Principal Amount

08/30/96 	    1,526,785.71
11/30/96 	      678,571.43
02/28/97 	    5,089,285.71
05/30/97 	      678,571.43
08/30/97 	      678,571.43
11/30/97 	      678,571.43
02/28/98 	    1,357,142.86
05/30/98 	      678,571.43


Each such repayment shall be at one hundred percent (100%) of the principal amount repaid, together with interest accrued thereon to the date of repayment. In certain circumstances the amount of one or more of the foregoing required repayments shall be deemed to have been reduced pursuant to
Section 5.1(b) or Section 5.6.

		(b)	Except  as set forth in Section 5.6, the early repayment of any of the Notes  pursuant  to  Section  5.2,  Section  5.5  or  Section  5.6  or the
acquisition of the Notes by the Company or any Subsidiary shall not reduce  or otherwise  affect  the  obligations of the Company and Record Town to make any repayment required by Section 5.1(a); provided that if such early repayment is made with the proceeds of a  tax  refund  from a period prior to the Effective
Date (a "Tax Refund") or the proceeds of a sale of  the  stock  or  assets  of
Movies  Plus, Inc., ("Movies Plus Proceeds") such early repayment shall reduce the next maturing repayments due under Section  5.1(a).  If at any time one or more holders of the Notes shall be repaid in whole  pursuant  to  Section  5.4
(each  such  repayment  herein  called an "Extraordinary Repayment"), then the principal amount of the Notes required to be repaid pursuant to Section 5.1(a)
on each principal payment date following such Extraordinary Repayment shall be automatically reduced to  an  amount  w  hich  equals  the  product of (i) the principal amount of the Notes required to be repaid on such date multiplied by
(ii) a fraction (A) the numerator of which shall  equal  $41,331,412.90  minus the cumulative aggregate principal amount repaid pursuant to Section 5.4 after giving effect to such Extraordinary Repayment and (B) the denominator of which shall equal $41,331,412.90.

	5.2	Early Repayment Option.

	Subject to Section 7.5(b) of this Agreement, the Company and Record Town may pay the Notes, in whole or in part, at any time at a price equal to the principal amount to be repaid together with interest on the principal amount so repaid accrued to the early repayment date.

	5.3	Notice of Optional Repayment.

	The Company will give notice of any optional repayment of the Notes to each holder of the Notes not less than ten (10) days nor more than sixty (60) days before the date fixed for repayment, specifying:

		(a)	such date;

		(b)	the principal amount of the Notes and of such holder's Notes to be repaid on such date; and

		(c)	the accrued interest applicable to the repayment.

Notice of repayment having been so given, the principal amount of the Notes specified in such notice, together with the accrued interest thereon, shall become due and payable on the repayment date.

	5.4	Repayment Upon Change of Control.

	The Company and Record Town will repay, and there shall be due and payable on the forty-fifth (45th) day following notice by the Company to the holders of Notes of a proposed Change of Control pursuant to Section 8.1(i) (or on the next succeeding Business Day if such forty-fifth (45th) day is not a Business
Day),  all  of the Notes held by each holder of Notes; provided, that a holder of any Note may give notice to  the  Company on or before the thirtieth (30th)
day following receipt by such holder of such notice from the Company, that such holder elects to forego such repayment pursuant to this Section 5.4, of
the Notes held by  it.   Any  such  repayment  must  be effective prior to the
effective time of any proposed Change of Control. The amount required to be paid to such holder shall be equal to one hundred percent (100%) of the principal amount of the Notes so repaid, together with interest accrued thereon to the date of repayment.

	If the Company shall fail to provide the notice required by Section 8.1(i), any holder of the Notes upon acquisition of knowledge of the failure by the Company to comply  with  the  notice requirements of Section 8.1(i) may
give notice to the Company of such failure.   The  Company  shall  immediately
provide a copy of such notice to each other holder of the Notes and for purposes of the foregoing provisions of this Section 5.4, the date upon which such notice was given by such holder to the Company shall be deemed to be the date of notice by the Company of such proposed Change of Control.

	5.5	Repayment Upon Material Asset Sale or Tax Refund.

	(a) Material Asset Sale. Not more than two Business Days following the consummation of any sale of (x) any Property (other than Collateral) of the Company or its Subsidiaries in one transaction or a series of related transactions, other than a sale of inventory in the ordinary course of the Company's business or in connection with store closings, which sale results in proceeds equal to or greater than $500,000, or (y) any Collateral, the Company and Record Town shall, subject to Section 5.5(c), pay (or cause the selling

Subsidiary to pay) to the holders of the Notes an amount of principal equal to the product of (i) the Net Asset Sale Proceeds attributable to such sale multiplied by (ii) the Noteholders' Percentage. Nothing in this Section 5.5 shall be deemed to permit such an asset sale without the consent of the holders of the Notes obtained in accordance with Sections 7.13 and 11.5 of this Agreement.

	(b) Tax Refunds. Not more than two Business Days following the receipt of any Tax Refund, the Company and Record Town shall, subject to Section 5.5(c), pay to the holders of the Notes an amount of principal equal to the product of
(i) the  amount  of  such  Tax  Refund  multiplied  by  (ii)  the Noteholders'
Percentage.

	(c) Certain  Credits.   Notwithstanding  anything  in  Section  5.5(a)  or
Section 5.5(b) to the contrary and so long as no Default or Event of Default exists, no principal payment shall be due with respect to Movies Plus Proceeds or the proceeds of any Tax Refund under either of such Sections at any time, except to the extent that the aggregate amount of Movies Plus Proceeds and proceeds from Tax Refunds received by the Company or Record Town at or prior to such time exceeds the aggregate amount of principal payments actually made pursuant to Section 5.1(a) at or prior to such time.

	5.6	Repayment from Excess EBITDA.

	In addition to all other payments of principal required by this Section 5, on each Payment Date the Company and Record Town will pay to the holders of the Notes a principal amount of Notes equal to the Noteholders' Percentage of forty-five percent (45%) of Excess EBITDA for the then current fiscal year (or, in the case of a February Payment Date, the fiscal year then most
recently  ended).   For  purposes  of  this Agreement, "Excess EBITDA" for any fiscal year shall mean the amount, if any, by which Consolidated EBITDA for such fiscal year (calculated as of the end of the most recently ended fiscal quarter) exceeds the EBITDA Cushion as of the end of such fiscal quarter.

	If immediately prior to the August or November Payment Date in any fiscal year the aggregate principal payments made with respect to such fiscal year pursuant to this Section 5.6 (exclusive of amounts deemed to have reduced
payments   due  under  Section  5.1(a))  are  greater  than  the  Noteholders'
Percentage of forty-five percent (45%) of Excess EBITDA for such fiscal year, the amount of the next required payment due pursuant to Section 5.1(a) shall be deemed reduced by the amount of such overage (the "Cumulative EBITDA Overage"). The Cumulative EBITDA Overage, if any, existing immediately prior to a February Payment Date, shall in no event be deemed to reduce the payment required by Section 5.1(a) on such February Payment Date, but shall instead be applied to the principal payments due on the Notes in inverse order of maturity.

	If there is Excess EBITDA for a fiscal year, the Company and Record Town, not later than ninety (90) days after the end of such fiscal year, shall multiply the amount of Excess EBITDA for such fiscal year by a fraction the numerator of which shall be the aggregate amount of all federal, state, and local income tax liabilities shown as payable on consolidated tax returns filed or to be filed by the Company for such fiscal year, and the denominator of which shall be the amount of Consolidated EBITDA for such fiscal year. If the resulting number (the "Resulting Number") is less than forty percent (40%) of such Excess EBITDA, the Company shall immediately make a principal payment to the Noteholders in an amount equal to the Noteholders' Percentage multiplied by a number equal to the remainder of (i) forty percent (40%) of such Excess EBITDA, minus (ii) the Resulting Number. Payments made pursuant to the preceding sentence shall be applied to the principal payments due on the Notes in inverse order of maturity . If the Resulting Number is greater than forty percent (40%) of such Excess EBITDA and the Company and Record Town have made all payments of principal and interest required to have been made with respect to such fiscal year under this Section 5.6, the next principal payment required by Section 5.1(a) shall be deemed reduced by an amount equal to the Noteholders' Percentage multiplied by the remainder of the Resulting Number minus forty percent (40%) of such Excess EBITDA.

	5.7	Partial Early Payments To Be Pro Rata.

	If there is more than one holder of the Notes, the aggregate principal amount of each required or optional partial payment (except a payment pursuant to Section 5.4, which shall be made as therein provided) of the Notes shall be allocated in units of One Thousand Dollars ($1,000) or multiples thereof among the holders of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid amounts of the Notes held by each such holder.

6.  REGISTRATION; SUBSTITUTION OF NOTES

	6.1	Registration of Notes.

	The Company will cause to be kept at its  office  maintained  pursuant  to
Section 7.3, a register for the registration and transfer of the Notes. The names and addresses of the holders of the Notes, the transfer thereof and the names and addresses of the transferees of any of the Notes will be registered
in  the  register.   The  Person in whose name any Note is registered shall be
deemed and treated as the owner and holder thereof for all purposes of this Agreement, and the Company shall not be affected by any notice or knowledge to the contrary.

	6.2	Exchange of Notes.

	Upon surrender of any Note to the Company at its office maintained pursuant to Section 7.3, the Company, upon request, will execute and deliver, at its expense (except as provided below), new Notes in exchange therefor, in denominations of at least One Hundred Thousand Dollars ($100,000) (except as may be necessary to reflect any principal amount not evenly divisible by One Hundred Thousand Dollars ($100,000)), in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note
(a) shall be payable to such Person as the surrendering holder may request and
(b) shall be dated and bear interest from the date to which interest has been paid on the surrendered Note or dated the date of the surrendered Note if no interest has been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any transfer.

	6.3	Replacement of Notes.

	Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and

		(a)	in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided, if the holder of the Note  is  an  institutional investor,  its own agreement of indemnity shall be deemed to be satisfactory),
or

		(b)	in the case of mutilation,  upon surrender and cancellation of the
Note,

the Company at its expense will execute and deliver a new Note of like tenor, dated and bearing interest from the date to which interest has been paid on the lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest has been paid thereon.

7.  COMPANY BUSINESS COVENANTS

	The Company and Record Town covenant that on and after the date of this Agreement until the Notes are paid in full:

	7.1	Payment of Taxes and Claims.

	The Company, and each Subsidiary, will pay, before they become delinquent,

		(a)	all  taxes, assessments and governmental charges or levies imposed upon it or its Property  other  than  deficiencies which arise in the ordinary course and are identified  through  audits  and  with  respect  to  which  (i)
adequate  book  reserves  have  been established with respect thereto and (ii)
such amounts due are paid by  the  Company or such Subsidiary immediately upon final determination that such amounts are due, and

		(b)	all claims or demands of any kind (including but  not  limited  to those  of  materialmen, mechanics, carriers, warehousemen, landlords and other like Persons) which, if unpaid, might  result  in  the creation of a Lien upon its Property;

provided, that items in clauses (a) and (b) above need not be paid while being contested in good faith and by appropriate proceedings, if and for so long as
(i) adequate book reserves have been established with respect thereto and (ii) the owning Person's title to its Property is not materially adversely affected and its use of the Property in the ordinary course of its business is not materially interfered with.

	7.2	Maintenance of Properties and Corporate Existence.

	The Company will, and will cause each Subsidiary to:

		(a)	Property.  Maintain its  Property  in  good  condition, subject to ordinary wear  and  tear,  and  make  all  necessary  renewals,  replacements,
additions,   betterments  and  improvements  thereto;  provided  that  nothing contained in this  Section  7.2  shall  prevent  the  Company from closing any specific store location pursuant to Section 7.13 hereof;

		(b)	Insurance.   Maintain,  with  financially  sound   and   reputable
insurers,  insurance  with respect to its Properties and business against such casualties and  contingencies,  of  such  types  (including  public liability, larceny, embezzlement or other  criminal  misappropriation  insurance)  as  is customary  in  the  case of corporations of established reputations engaged in the same  or  a  similar  business  and  similarly  situated,  and  in amounts acceptable to the holders of the Notes.

		(c)	Financial Records.  Keep accurate books of records and accounts in which full and correct entries will be made of all its business  transactions,
and   will   reflect   in  its  financial  statements  adequate  accruals  and
appropriations  to  reserves,  all   in  accordance  with  generally  accepted
accounting principles;

		(d)	Corporate Existence and Rights.  Do or cause to be done all things necessary (i) to preserve and keep in full force  and  effect  its  existence, rights  and  franchises  and (ii) to maintain each Subsidiary as a Subsidiary, except as otherwise permitted by Sections 7.13 and 7.14; and

		(e)	Compliance with Law. Not be  in violation of any laws, ordinances, orders, judgments or decrees or governmental rules and regulations to which it is subject and will not fail to maintain any licenses, permits, franchises  or other governmental authorizations necessary to the ownership of its Properties or  to  the  conduct of its business, if such violation or failure to maintain might reasonably be expected  to  materially  adversely affect the Properties, business, prospects, operating results or condition (financial  or  otherwise)
of Record Town or the Company and its Subsidiaries, taken as a whole.

	7.3	Maintenance of Office.

	The Company and Record Town each will maintain an office in the State of New York where notices, presentations and demands in respect of this Agreement
or the Notes may be  made  upon  it.   Such  offices shall be maintained at 38
Corporate Circle, Albany, New York 12203 until such time as the Company shall notify the holders of the Notes of a change of location.

	7.4	Liens and Encumbrances.

		(a)	Negative  Pledge.  Neither the Company nor any Subsidiary will (1)
cause or permit or (2) agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of its Property, whether now owned or hereafter acquired, to be subject to a Lien except:

			(1)	Liens securing the payment of taxes, assessments, governmental charges or levies, or  the  claims  or demands of mechanics, carriers, warehousemen, landlords and other like  Persons,  provided,  that  (A)
        they  do  not  in  the  aggregate  materially  reduce the value of any
        Properties subject to such  Liens  or  materially interfere with their use in the ordinary course of business and  (B)  if  appropriate,  all claims  which  such  Liens secure are being actively contested in good faith and by appropriate proceedings;

			(2)	Liens incurred or  deposits  made  in  the  ordinary course of business (A) in connection with  worker's  compensation,  unemployment insurance,  social  security and other like laws, or (B) to secure the performance  of  bids,  tenders,  sales  contracts,  leases, statutory obligations, surety, appeal and performance bonds  and  other  similar obligations in each case not incurred in connection with the borrowing of  money,  the  obtaining  of advances or the payment of the deferred purchase price of Property;

			(3)	Liens on Property of a Subsidiary, provided, they secure  only obligations owing to the Company or another Subsidiary;

			(4)	Liens  created  by  or   resulting   from  any  litigation  or
        proceedings that are being contested in good faith, and Liens  arising out  of  judgments  or  awards  against the Company or any Subsidiary, provided, that (A) the  Company  or  such  Subsidiary is in good faith prosecuting an appeal or proceedings for review of such Liens incurred by the Company or any Subsidiary for the purpose of obtaining  a  stay or  discharge  in  the  course  of  any  legal proceeding to which the
        Company or such Subsidiary is a party,  so long as the Company has set aside adequate accounting reserves; and (B) such Liens do not  in  the aggregate materially reduce the value of any of the Properties subject to  the  Liens  or materially interfere with their use in the ordinary conduct of the owning company's business;

			(5)	Liens  or  deposits  in  connection  with  leases,  subleases, easements, rights of way,  restrictions and other similar encumbrances granted to others in the ordinary course of business so long  as  they do  not in the aggregate materially reduce the value of any Properties subject to the Liens;

			(6)	Easements, rights-of-way,  or  restrictions  and other similar encumbrances incurred in the  ordinary  course  of  business  and  not interfering  with  the ordinary conduct of the business of the Company or any Subsidiary;

			(7)	Purchase Money Mortgages or conditional sale, finance lease or other  title  retention  agreements  or  other  Liens  incurred, taken subject  to  or  assumed  in  connection  with  the  purchase,  lease, improvement or construction of  Property  or  to  secure  indebtedness incurred  solely  for the purpose of financing the acquisition, lease, construction or improvement of any  of  such Property to be subject to such mortgages, agreements or other  Liens,  provided,  however,  that such  Purchase  Money  Mortgages  (A)  shall  be  permitted by Section
        7.5(a)(iv) or Section 7.5(a)(v), and (B) shall not encumber any assets of the Company other than the Property so purchased;

			(8)	Liens arising by operation of  law  and in the ordinary course of business in  the  form  of  rights  of  setoff,  appropriation  and application  against  the  deposits  and credits of the Company or any

        Subsidiary in favor of the banks where such deposits or credits are located, and including any rights arising pursuant to a participation or similar contractual agreement among any such bank and other banks which are members of a group providing credit to the Company whereby such bank agrees to share such rights of setoff with other banks which are members of such group;

			(9)	Liens  upon  the  Collateral  created  by  one  or more of the
        Security Documents;

			(10)	Deposits in an aggregate amount not to exceed Five Hundred
        Thousand Dollars ($500,000) to secure the reimbursement obligations of the Company and/or Record Town in respect  of  standby  or  commercial letters  of credit issued for the account of the Company and/or Record
        Town by parties other than the Banks; and

			(11)	Liens set  forth  on  Part  2.3(b)  of  Exhibit  B hereto,
        provided, however, that such Liens shall not spread to cover other  or additional Debt or Property of the Company or any Subsidiary.

		(b)	Equal  and  Ratable Lien; Equitable Lien.  In case any Property is subjected to a Lien in violation  of  Section 7.4(a), the Company will make or cause to be made provision whereby the  Notes  will  be  secured  equally  and ratably  with all other obligations secured thereby, and in any case the Notes shall have the benefit, to the  full  extent  that, and with such priority as, the holders may be entitled thereto under applicable law, of an equitable Lien on such Property securing the Notes.  Such violation of Section  7.4(a)  shall constitute an Event of Default hereunder, whether or not any such provision is made pursuant to this Section 7.4(b).

	7.5	Limitations On Debt Incurrence; Prepayments and Amendments.

	Neither the Company nor any Subsidiary will:

			(a)	be  or  become liable for any Adjusted Funded Debt other than:
(i) the Notes; (ii)  the  Series  B  Notes;  (iii)  indebtedness not to exceed
$65,260,126.26 in aggregate principal amount  (the  "Credit  Agreement  Debt")
outstanding  under  the Restated Credit Agreement; (iv) indebtedness to others incurred for the purpose of  purchasing  equipment (other than computers, cash registers and related equipment referred to in  clause  (v)  below),  used  or useful  in  the ordinary course of business of the Company or its Subsidiaries
(provided that the aggregate amount of  all such indebtedness shall not exceed
$2,000,000 in any fiscal year); (v) indebtedness incurred by the Company  upon reasonable  and  customary terms to replace and upgrade its (A) existing AS400 computer hardware and  related  equipment  in  an  amount  not  to exceed Four
Million Dollars ($4,000,000) in  the  aggregate  and  (B)  existing  POS  cash register system in an amount not to exceed Six Million Dollars ($6,000,000) in the  aggregate;  (vi) reimbursement obligations i n an aggregate amount not to exceed Five Hundred  Thousand  Dollars  ($500,000)  secured by Liens permitted under Section 7.4(a)(10) and incurred in  respect  of  standby  or  commercial letters  of  credit  issued by parties other than the Banks for the account of the Company and/or Record  Town;  and  (vii) other indebtedness outstanding on the Effective Date and reflected on Exhibit B;

			(b)	make any optional prepayment of any Debt  or  consent  to  any optional  reduction  of  the Commitment if, as a result thereof, the amount of the Commitment and the outstanding principal  amounts  of the Notes and of the
Series B Notes do not bear the same relative proportion to one another as  was the case on the Effective Date; or

			(c)	amend any agreement governing or evidencing any Debt.

Nothing  in  this  Section  7.5  shall  permit an expenditure not permitted by
Section 7.25.

	7.6	Subsidiary Debt.

	No Subsidiary, except for Record Town, will become liable for, have outstanding, or permit its Property to be subject to, any Prior Indebtedness. Movies Plus, Inc. shall have no Debt other than Debt which is (i) owing to the Company, Record Town, or a Guarantor and (ii) subject to the Movies Plus Subordination Agreement.

	7.7	Current Ratio.

	As of the last day of the first, second and fourth fiscal quarters of the Company during each fiscal year, Consolidated Current Assets shall be not less than 150% of Consolidated Current Liabilities. As of the last day of the third fiscal quarter of the Company during each fiscal year, Consolidated
Current  Assets  shall  be  not   less   than  135%  of  Consolidated  Current
Liabilities. For purposes of computations made to determine compliance with this Section 7.7, the actual cash balance of the Company and the Subsidiaries shall be deemed to be reduced by the amount thereof in excess of the product of $10,000 multiplied by the number of retail stores of the Company and the Subsidiaries actually open for business on the date of such computation, and any such excess shall be deemed to reduce accounts payable.

	7.8	Maintenance of Ownership.

	The Company shall at all times directly or indirectly own, free and clear of all Liens (except as otherwise permitted by Section 7.4(a)(4) and Section 7.4(a)(9)), 100% of the outstanding capital stock of Record Town and each other Subsidiary; provided, however, that Record Town may contract for and consummate a sale of all or substantially all of the capital stock of Movies Plus, Inc. in accordance with Section 5.1(b).

	7.9	Fixed Charge Ratio.

	On the final day of the first and second fiscal quarter of each fiscal year, Consolidated Income Available for Fixed Charges shall be not less than 100% of Consolidated Fixed Charges for the period of four (4) fiscal quarters
ended  on  such  dates.   On the final day of the third fiscal quarter of each
fiscal  year  and  the  fourth  fiscal   quarter  of  the  1996  fiscal  year,

Consolidated Income Available for Fixed Charges shall be not less than 110% of Consolidated Fixed Charges for the period of four (4) fiscal quarters ended on such dates. On the final day of the 1997 fiscal year, Consolidated Income Available for Fixed Charges shall be not less than 115% of Consolidated Fixed Charges for the fiscal year ended on such date.

	7.10	Tangible Net Worth.

	As of the final day of each fiscal quarter set forth below, the Company will maintain Consolidated Tangible Net Worth of not less than the amount set forth opposite such fiscal quarter:

Fiscal Quarter			Amount

1st Quarter 1996	    $75,000,000
2nd Quarter 1996	    $75,000,000
3rd Quarter 1996	    $75,000,000
4th Quarter 1996	    $85,000,000
1st Quarter 1997	    $80,000,000
2nd Quarter 1997	    $80,000,000
3rd Quarter 1997	    $80,000,000
4th Quarter 1997	    $90,000,000
1st Quarter 1998	    $80,000,000

	7.11	Tangible Net Worth of Record Town.

	As of the final day of each fiscal quarter set forth below, Record Town will maintain Tangible Net Worth of not less than the amount set forth opposite such fiscal quarter:

Fiscal Quarter			Amount

1st Quarter 1996	    $25,000,000
2nd Quarter 1996	    $25,000,000
3rd Quarter 1996	    $25,000,000
4th Quarter 1996	    $35,000,000
1st Quarter 1997	    $30,000,000
2nd Quarter 1997	    $30,000,000
3rd Quarter 1997	    $30,000,000
4th Quarter 1997	    $40,000,000
1st Quarter 1998	    $30,000,000

	7.12	Distributions and Investments.

	Neither the Company nor any Subsidiary will declare, make or become obligated to make any Distribution or make or become obligated to make any Restricted Investment.

	7.13	Sale of Property and Subsidiary Stock.

	Neither the Company nor any Subsidiary will (x) sell, lease, or otherwise transfer any of its Property (including, without limitation, the sale or discount of accounts receivable or notes receivable), or (y) permit any Subsidiary to issue or transfer any shares of its stock or any other Securities exchangeable or convertible into its stock (such stock and other Securities being called "Subsidiary Stock"), if the effect would be to reduce
the  direct  or  indirect  proportionate   interest  of  the  Company  in  the
outstanding Subsidiary Stock of the Subsidiary whose shares are the subject of the transaction, provided that these restrictions do not apply to:

			(1)	the issue of directors' qualifying shares;

			(2)	the transfer of Property (other than Subsidiary Stock) in  the ordinary course of business; and

			(3)	the  transfer of Property by Movies Plus, Inc. or the transfer of the stock of Movies  Plus,  Inc.,  in each case, made in accordance with Section 5.1(b).

	7.14	Merger and Consolidation.

	The Company will not, and will not permit any Subsidiary to, be a party to any merger or consolidation or sell, lease or otherwise transfer all or substantially all of its Property.

	7.15	Guaranties.

	Neither the Company nor any Subsidiary will become liable for any Guaranty (except a Guaranty of any indebtedness, dividend or other obligation as to which the Company or a Subsidiary of which the Company enjoys at least 80% of the Economic Benefit is the primary obligor), unless (i) such Guaranty is permitted by Sections 7.5, 7.6 and 7.7, to the extent applicable, and (ii) the maximum amount of indebtedness, dividend or other obligation being guaranteed can be mathematically determined at the time the Guaranty is issued.

	7.16	ERISA Compliance.

	Neither the Company nor any Related Person will at any time permit any Pension Plan maintained by it to:

			(i)	engage in any "prohibited transaction" as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as  amended,  or described in Section 406 of ERISA;

			(ii)	incur any "accumulated funding deficiency" as such term is
        defined in Section 302 of ERISA, whether or not waived; or

			(iii)	terminate  under  circumstances  which could result in the
        imposition of a Lien on the  Property of the Company or any Subsidiary
        pursuant to Section 4068 of ERISA.

	7.17	Transactions with Affiliates.

	Neither the Company nor any Subsidiary will enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

	7.18	Tax Consolidation.

	The Company will not file or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary.

	7.19	Acquisition of Notes.

	Neither the Company nor any Subsidiary nor any Affiliate will, directly or indirectly, acquire or make any offer to acquire any Notes unless the Company or such Subsidiary or Affiliate has  offered  to acquire Notes, pro rata, from
all holders of the Notes and  upon  the  same  terms.   In  case  the  Company
acquires any Notes, such Notes shall thereafter be cancelled and no Notes shall be issued in substitution therefor.

	7.20	Lines of Business.

	Neither the Company nor any Subsidiary will engage in any line of business if as a result thereof the business of the Company and its Subsidiaries taken as a whole would not be substantially the same as what it was at January 28, 1995 as described in the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 1995.

	7.21	Required Subsidiary Guaranties.

	The Company shall cause each of its Subsidiaries other than Record Town, on or before the later of the Effective Date or the tenth (10th) day after the acquisition of such Subsidiary, to enter into a guaranty of the Notes pursuant to an agreement to the effect and substantially  in  the  form  of  Exhibit  E
hereto.   Each Subsidiary required to execute a Guaranty Agreement pursuant to the provisions of Section 3.11 or this Section 7.21 shall be a "Required Guarantor". The Company shall cause each Required Guarantor to deliver an original executed copy of such Guaranty to each holder of Notes, together with certified copies of the resolutions of the board of directors of such Required Guarantor authorizing the execution, delivery and performance thereof, with appropriate shareholder consents or approvals attached.

	7.22	Limitations on Preferred Stock.

	Neither the Company, Record Town nor any other Subsidiary will issue (i) any Preferred Stock which by its terms (or by the terms of any Security into which it is convertible or for which it is exchangeable) is exchangeable for Debt at the option of the holder thereof on or prior to July 31, 2000 or (ii) any Special Preferred Stock unless the issuance of such Special Preferred Stock is permitted at such time pursuant to Section 7.5.

	7.23	Limitation on Inventory Turnover.

	The Company will not permit Inventory Turnover to fall below the following amounts at the end of the following fiscal quarters of each fiscal year:

Fiscal Quarter		    Amount

First					 .3
Second				     .6
Third					 .7
Fourth					1.5

	7.24	Maintenance of Consolidated EBITDA.

	Consolidated EBITDA for each of the first three quarters of each fiscal year shall be not less than ($2,000,000). Consolidated EBITDA for the fourth
fiscal quarter of 1996 shall  be  not  less  than  $24,000,000.   Consolidated
EBITDA for the fourth fiscal quarter of 1997 shall be not less than $27,000,000.

	7.25	Limitation on Capital Expenditures.

	The Company and the Subsidiaries shall not make capital expenditures which, in the aggregate, exceed the following amounts in the following fiscal years:

Fiscal Year Beginning		         Amount

1996			            		$12,000,000
1997					            $12,000,000
1998 (through July 31)		        $6,000,000

	7.26	Limitation on Leases.

	Neither the Company nor any Subsidiary shall be or become liable under any agreement for the lease, hire or use of any personal property if the sum of
(a) the aggregate maximum amount of all obligations of the Company and its Subsidiaries pursuant to all such agreements in the current or any future fiscal year plus (b) the aggregate outstanding indebtedness permitted under
Section 7.5(a)(iv) hereof would exceed $2,000,000. Anything contained in this Section to the contrary notwithstanding, this provision shall not apply to a Financing Lease.

	7.27	Limitation on Sale and Leaseback.

	Neither the Company nor any Subsidiary shall enter into any arrangement with any Person whereby the Company or any Subsidiary shall sell or transfer any Property, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property which the Company or such Subsidiary intends to use for substantially the same purpose or purposes as the Property being sold or transferred.

	7.28	Limitation on Changes in Fiscal Year.

	The Company shall not permit its fiscal year or the fiscal year of any Subsidiary to end on a day other than the Saturday closest to the last day of January, or change the method of determining fiscal quarters.

	7.29	Limitation on Debt to Consolidated Tangible Net Worth.

	As of the final day of each fiscal quarter set forth below, the Company shall not permit the ratio of (a) total liabilities of the Company and its Subsidiaries to (b) Consolidated Tangible Net Worth, to exceed the amount set forth opposite such fiscal quarter:

Fiscal Quarter		    Ratio

1st Quarter 1996	    2.30 to 1
2nd Quarter 1996	    2.50 to 1
3rd Quarter 1996	    3.00 to 1
4th Quarter 1996	    2.10 to 1
1st Quarter 1997	    2.10 to 1
2nd Quarter 1997	    2.30 to 1
3rd Quarter 1997	    2.80 to 1
4th Quarter 1997	    1.90 to 1
1st Quarter 1998	    2.10 to 1

For purposes of computations made to determine compliance with this Section 7.29, (x) Consolidated Tangible Net Worth shall be deemed to be reduced by the amount (the "Excess") by which cash on hand or cash equivalents as reflected on the Company's balance sheet exceeds the product of $10,000 multiplied by the number of retail stores of the Company and the Subsidiaries actually open for business on the date of computation, and (y) the Excess shall be deemed to reduce total liabilities dollar for dollar.

	7.30	Store Openings.

	The Company shall not, and shall not permit any Subsidiary to, (i) open any new store other than relocations or (ii) enter into any lease in connection with or for the purpose of opening any new store if, after giving effect to the opening of such store or the entering into of such lease, a default under Section 7.25 would exist; provided, however, that in the ordinary course of business the Company and Record Town may enter into renewals of existing store leases.

	7.31	No Amendment of Debt Instruments; Maintenance of Accounts.

	The Company shall not, without the prior written consent of all holders of the Notes:

		(a)	amend,  modify  or  supplement  any  of  the  terms  of  the Other
Restructuring Documents (other than any such amendment, modification or change which would extend the maturity  or  reduce  the  amount  of  any  payment  of principal  thereof  or  which  would  reduce  the  rate or extend the date for payment of interest thereon); or

		(b)	maintain any cash balances or  cash management accounts other than at one or more of the Banks  or  any  other  financial  institution  that  has executed  a  valid  Concentration  Bank  Account Agreement satisfactory to the
Security  Trustee;  provided,  however,  that  the  Company  may  continue  to maintain, in a  manner  consistent  with  its  past  practices, existing store accounts at one or more other banks whether or not such banks execute any such agency agreement.

	7.32	Revolver Sweep.

	If on any date prior to the termination of the Commitment the aggregate cash balances of the Company, Record Town and the Subsidiaries (including cash on deposit and cash on hand) exceed the product of $15,000 multiplied by the number of retail stores then being operated by the Company, Record Town and the Subsidiaries, the Company shall, within one Business Day, cause the amount of such excess to be applied, first, to a non-permanent reduction of the outstanding indebtedness under the Restated Credit Agreement, and second, to cash collateralize the letters of credit outstanding under the Restated Credit Agreement.

	7.33	Foreign Subsidiaries.

	The Company shall not, and shall not permit any Subsidiary to, create or permit to be created any Subsidiary under the laws of any jurisdiction other than the United States of America or a jurisdiction thereof.

8.  INFORMATION AS TO COMPANY

	8.1	Financial and Business Information.

	The   Company   will   deliver  to  each  Purchaser,  and  to  each  other
institutional holder of outstanding Notes, and, in the case of Section 8.1(b) below, to the National Association of Insurance Commissioners, Securities Valuation Office, 195 Broadway, 19th Floor, New York, New York 10007:

		(a)	Quarterly  Statements.   Within  sixty  (60) days after the end of
each of the first three quarterly  fiscal  periods  in each fiscal year of the
Company, two copies of:

			(i)	a  consolidated  balance  sheet  of  the   Company   and   its
        consolidated  subsidiaries  and of the Company and its Subsidiaries as at the end of that quarter, and

			(ii)	consolidated statements of  income,  retained earnings and
        cash flows of the Company and its consolidated  subsidiaries,  and  of the Company and its Subsidiaries, for that quarter and (in the case of the  second  and  third  quarters)  for the portion of the fiscal year ending with that quarter,

setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail and certified by a principal financial officer of the Company as presenting fairly the financial condition of the companies being reported upon and as having been prepared in accordance with generally accepted accounting principles consistently applied;

		(b)	Annual Statements.  Within ninety (90)  days after the end of each fiscal year of the Company, two copies of:

			(i)	a  consolidated  balance   sheet   of   the  Company  and  its
        consolidated subsidiaries, and of the Company and its Subsidiaries, as at the end of that year, and

			(ii)	consolidated statements of income, retained  earnings  and
        cash  flows  of  the Company and its consolidated subsidiaries, and of the Company and its Subsidiaries, for that year,

setting forth in each case in comparative form the figures for the previous fiscal year, and, in the case of such consolidated financial statements, accompanied by an opinion of independent certified public accountants of recognized national standing stating that such financial statements fairly present the financial condition of the companies being reported upon and have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur), and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

		(c)	Audit Reports.  Promptly upon receipt thereof, one  copy  of  each other  report  submitted  to  the  Company  or  any  Subsidiary by independent accountants in connection with any  annual,  interim  or special audit made by them of the books of the Company or any Subsidiary;

		(d)	SEC and Other Reports.  Promptly upon their becoming available one copy of each report,  notice  or  proxy  statement  sent  by  the  Company  to stockholders  generally,  and  of  each  periodic  report and any registration
statement,  prospectus  or  written   communication  (other  than  transmittal
letters) in respect thereof filed by the Company  with,  or  received  by  the
Company   in  connection  therewith  from,  any  securities  exchange  or  the
Securities and Exchange Commission or any successor agency;

		(e)	ERISA.  Immediately upon becoming aware of the occurrence of any

			(i)	"reportable event" as such term  is defined in Section 4043 of
        ERISA, or

			(ii)	"accumulated funding deficiency" as such term  is  defined
        in Section 302 of ERISA, or

			(iii)	"prohibited  transaction",  as  such  term  is  defined in
	    Section 4975 of the Internal Revenue Code  of  1986,  as  amended,  or
	    described in Section 406 of ERISA,
in  connection with any Pension Plan or any trust created thereunder, a notice specifying the nature thereof, what action  the Company or a Related Person is taking or proposes to take with respect thereto, and, when known,  any  action taken by the Internal Revenue Service with respect thereto;

		(f)	Notice of Default or Event  of Default.  Immediately upon becoming aware of the existence of any Default or  Event  of  Default  hereunder  or  a
Default  or  Event  of Default under the Restated Credit Agreement (as defined therein), or a Default or Event  of  Default  under the Restated Series B Note
Agreement (as defined therein), a notice describing its nature and the  action the Company is taking with respect thereto;

		(g)	Notice  of  Claimed Default.  Immediately upon becoming aware that the holder of any Note  or  of  any  Debt  or  Security  of the Company or any
Subsidiary has given notice or taken  any  other  action  with  respect  to  a claimed  default  or Event of Default, a notice specifying the notice given or action taken by such holder,  the  nature  of  the claimed default or Event of
Default and the action the Company is taking with respect thereto;

		(h)	Report on Proceedings.  Within fifteen (15) days after the Company obtains knowledge thereof, notice of any  litigation  (provided,  that  notice need  not  be  given  of  any  litigation  fully covered by insurance and with respect to which such coverage is not disputed) or any governmental proceeding pending against the Company  or  any  Subsidiary  in  which the damages sought exceed Five Hundred Thousand  Dollars  ($500,000)  or  which  might  otherwise materially  adversely  affect  the  Properties, business, prospects, operating results or condition (financial or otherwise) of Record Town or of the Company and its Subsidiaries, taken as a whole, or of any Guarantor;

		(i)	Change of Control.  Not  later  than  two  (2) Business Days after knowledge that a Change of Control is proposed to occur, a  notice  specifying
(1) the date on which such proposed Change of Control is expected to occur and describing such Change of Control in detail, and (2) that each holder of Notes shall  be  repaid  in  full  at par pursuant to Section 5.4 unless the Company receives a notice from the  holder  within  thirty  (30) days of such holder's receipt of the Company's notice, or as  otherwise  provided  in  Section  5.4, indicating that such holder elects to forego the Section 5.4 repayment;

		(j)	Monthly  Information.   Within  thirty  (30) days after the end of
each month, a  report  containing  the  information  contemplated by Exhibit L hereto.  Such report shall be signed by the  President,  the  Chief  Financial
Officer or the Treasurer of the Company;

		(k)	Identity  of  Banks.   Within  fifteen (15) days after the Company
obtains knowledge of any transfer or  other  change in the ownership of any of the Bank Notes, or, with reasonable promptness after a request  therefor,  the
Company shall deliver a notice to each holder of Notes setting forth the names and  addresses  of each of the Banks and the respective Commitment of, and the principal amount of the Loans  (as  defined  in the Restated Credit Agreement)
owing to, each Bank at such time; and

		(l)	Requested  Information.   With  reasonable  promptness, such other
data and  information  as  from  time  to  time  may  be reasonably requested.

    8.2	Officers' Certificates.

	Each set of financial statements delivered pursuant to Section 8.1(a) or 8.1(b) will be accompanied by a certificate of the President or a Vice President and the Treasurer or an Assistant Treasurer of the Company setting forth:

		(a)	Covenant  Compliance  --   the   information  (including  detailed
calculations) required in order to establish compliance with the  requirements of  Section  7  during  the  period  covered  by  the  income statements being furnished; and

		(b)	Event of Default -- a statement that the signers have reviewed the relevant terms of this Agreement and  have  made,  or caused to be made, under their supervision, a review of the transactions and condition of  the  Company and  its  Subsidiaries  from the beginning of the period covered by the income statements being furnished and that the review has not disclosed the existence during such period of any Default or  Event of Default or, if any such Default or Event of Default existed or exists, describing its nature  and  the  action the Company has taken with respect thereto.

	8.3	Accountants' Certificates.

	Each set of annual financial statements delivered pursuant to Section 8.1(b) will be accompanied by a certificate of the accountants who certify such financial statements, stating that they have reviewed this Agreement and whether, in making their audit, they have become aware of any Default or Event of Default, and, if any Default or Event of Default then exists, describing its nature.

	8.4	Inspection.

	The Company will permit representatives of each Purchaser and the representatives of each other institutional holder of the Notes, at the Company's expense, to visit and inspect any of the Properties of the Company or any Subsidiary, to examine and make copies and abstracts of all their books of account, records, and other papers, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the finances and affairs of the Company and its Subsidiaries) all at reasonable times and as often as may be reasonably requested. All nonpublic information furnished to each Purchaser pursuant to this Agreement shall be treated as confidential information by such Purchaser. Each Purchaser agrees to use reasonable efforts to refrain from disclosing such information to any other Person (excluding any of the Purchasers' officers, employees, agents or counsel), except (1) in connection with selling or otherwise realizing upon such Purchaser's interest in the Notes, (2) as may be necessary or desirable in connection with a request by governmental agency, regulatory or supervisory authority or court having or claiming jurisdiction over such Purchaser, including, without limitation, the National Association of Insurance Commissioners, (3) information obtained from a third party which is not subject to the provisions of this Section 8.4, (4) information that is otherwise publicly available, (5) in connection with the enforcement of such Purchaser's rights hereunder or under the Notes and (6) disclosures to other Purchasers or any subsequent holders of the Notes.

	8.5	Quarterly Meetings.

	Within thirty (30) days after the end of each fiscal quarter of the Company, Robert J. Higgins, and such other representatives of the Company as the holders of the Notes may request, shall make themselves available at a reasonably convenient location to meet with representatives of the holders of the Notes to discuss the Company's budget, Business Plan and other finances and affairs of the Company, provided, however, that this requirement may be waived with respect to any quarter by the holders of not less than seventy-five percent (75%) of the outstanding principal amount of the Notes.

	8.6	Monthly Monitoring Reports.

	The Company and Record Town shall pay up to $5,000.00 per month of the fees and expenses of Policano & Manzo, L.L.C. (or other financial consultant acceptable to the Banks, the holders of the Series B Notes and the holders of the Notes)  incurred  to  produce  monthly  monitoring  reports  of  the  type
heretofore  furnished.   The Company and Record Town shall give such financial
consultant such access to its books and records as is necessary to permit such consultant to produce such reports on a timely basis.

	8.7	Excess EBITDA.

	As soon as possible and in any event at least three (3) days before each Payment Date, the Company shall furnish to each holder of Notes a statement, certified by the chief financial officer of the Company, setting forth in reasonable detail the computation of (a) Consolidated EBITDA, (b) Excess EBITDA and (c) the Cumulative EBITDA Overage for the relevant fiscal period then most recently ended, and the resulting principal payment, if any, required by Section 5.6.

	8.8	Tax Reserve.

	As soon as possible and in any event no later than ninety (90) days after the end of each fiscal year, the Company shall furnish to each holder of Notes a statement, certified by the chief financial officer of the Company, setting forth in reasonable detail the computations required by the third paragraph of
Section 5.6 of this Agreement, including, as appropriate, the amount of any payment due to the holders of Notes pursuant to such paragraph or the amount by which the next payment required by Section 5.1(a) shall be reduced pursuant to such paragraph.

	8.9	Additional Financial Information.

	The Company shall promptly deliver monthly unaudited financial statements (substantially consistent with the requirements of Part I, Item 1 of Form 10-Q under the Securities Exchange Act of 1934, as amended) to each holder of Notes.

9.  EVENTS OF DEFAULT.

	9.1	Nature of Events.

	An "Event of Default" shall exist if any of the following occurs and is continuing:

		(a)	Principal Payments.  Failure to make any payments of principal  on any Note on or before the date such payment is due;

		(b)	Interest Payments.  Failure to pay interest or any other amount on any Note on or before the fifth (5th) day after the date such payment is due;

		(c)	Particular Covenant Defaults.  Failure to comply with any covenant contained  in  Sections  7.2,  7.4 through 7.32, or 8.1 or to make any payment required by Section 1.7;

		(d)	Other Defaults.  Failure  to  comply  with  any other provision of this Agreement or any other Financing Document, which failure continues for  a period of thirty (30) days or more;

		(e)	Warranties  or Representations.  Any warranty or representation by or on behalf of the Company or  Record Town contained herein, in any Financing
Document or in any instrument delivered in compliance  with  or  in  reference hereto or thereto shall prove to have been false or misleading in any material respect,  or  any warranty or representation by or on behalf of any Subsidiary contained in a Guaranty  Agreement  or  any  Financing Document shall prove to have been false or misleading in any material respect;

		(f)	Default on Other Debt.  Failure by the Company or any  Subsidiary,
to make any payment due on any other Debt or Security which individually or in the  aggregate  and  including  the  face amount thereof plus accrued interest thereon, exceeds Five Hundred Thousand  Dollars ($500,000), or any event shall occur or any condition shall exist, the effect of which is to cause (or permit any holder of such other Debt or Security or a trustee to  cause)  such  other
Debt  or  Security,  or  a  portion thereof, to become due prior to its stated
maturity or prior to its regularly scheduled dates of payment;

		(g)	Involuntary  Bankruptcy   Proceedings.    A  custodian,  receiver,
liquidator or trustee of the Company or any  Subsidiary,  or  of  any  of  the
Property  of  either, is appointed or takes possession and such appointment or possession remains in effect for more than sixty (60) days; or the Company, or any Subsidiary, is adjudicated bankrupt  or  insolvent; or an order for relief is entered under the Federal  Bankruptcy  Code  against  the  Company  or  any
Subsidiary; or any of the Property of either is sequestered by court order and the  order  remains  in effect for more than sixty (60) days; or a petition is
filed  against  the   Company   or   any   Subsidiary  under  any  bankruptcy,
reorganization, arrangement, insolvency, readjustment of debt, dissolution  or liquidation  law  of any jurisdiction, whether now or hereafter in effect, and is not dismissed within sixty (60) days after filing;

		(h)	Voluntary Petitions.   The  Company,  or  any  Subsidiary, files a
petition in voluntary bankruptcy or seeking relief under any provision of  any bankruptcy,  reorganization,  arrangement,  insolvency,  readjustment of debt, dissolution or liquidation law of  any  jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law;

		(i)	Assignments for Benefit of  Creditors,  etc.   The  Company  or  a
Subsidiary  makes an assignment for the benefit of its creditors, or generally fails to pay its debts as they  become  due, or consents to the appointment of or taking possession by a custodian, receiver, liquidator or  trustee  of  the
Company, or a Subsidiary, or of all or any part of the Property of either;

		(j)	Undischarged Final Judgments.  Final judgment or judgments for the payment  of  money  aggregating  in  excess  of  Five Hundred Thousand Dollars
($500,000) is or are outstanding against  one  or  more of the Company and its
Subsidiaries and any one of such judgments has been outstanding for more  than thirty  (30)  days  from  the date of its entry and has not been discharged in full or stayed; or

		(k)	Other  Restructuring  Documents.   Failure   to  comply  with  any
provision under the Other  Restructuring  Documents  such  that  an  Event  of
Default (as defined therein) shall occur, whether or not such Event of Default is waived by the holders of the Series B Notes or the Banks.

	9.2	Default Remedies.

		(a)	If an Event of Default described in Sections 9.1(g) through 9.1(i)
occurs,  the  entire  outstanding  principal amount of the Notes automatically shall become immediately due and payable,  without the taking of any action on the part of any holder of the Notes or any other Person and without the giving of any notice with respect thereto.  If  an  Event  of  Default  described  in
Section  9.1(a)  or  9.1(b)  exists,  any  holder of Notes may, at its option, exercise any right,  power  or  remedy  permitted  by  law,  including but not limited to the right by notice to the Company to declare  the  Notes  held  by such  holder to be immediately due and payable.  The Company shall notify each holder of its receipt of any  such  notice  from any other and of the contents such notice.  If any other Event of Default exists, the holder or  holders  of at  least fifty-one percent (51%) in outstanding principal amount of the Notes
(exclusive of Notes owned  by  the  Company,  Subsidiaries and Affiliates) may exercise any right, power or remedy permit  ted  by  law,  including  but  not limited  to  the right by notice to the Company to declare all the outstanding
Notes immediately due and payable.  Upon any acceleration the principal of the
Notes declared due or automatically  becoming due shall become immediately due
and  payable  together  with  all  interest  accrued   thereon   without   any
presentment,  demand,  protest  or  other notice of any kind, all of which are hereby expressly waived,  and  the  Company  will  immediately  pay the entire principal of and interest accrued on such Notes.

		(b)	No course of dealing or delay or failure on the part of any holder of the Notes to exercise any right shall operate as a waiver of such right  or otherwise  prejudice  such  holder's rights, powers and remedies.  The Company will pay or reimburse the  holders  of  the  Notes, to the extent permitted by law, for all costs and expenses,  including  but  not  limited  to  reasonable attorneys'  fees,  incurred by them in collecting any sums due on the Notes or in otherwise enforcing any of their rights.

	9.3	Annulment of Acceleration of Notes.

	If a declaration is made pursuant to Section 9.2(a), the holders of at least seventy-five percent (75%) of the outstanding principal amount of the Notes (exclusive of Notes owned by the Company, Subsidiaries and Affiliates) may annul such declaration and the consequences thereof if no judgment or decree has been entered for the payment of any monies due pursuant to such declaration and if all sums payable under the Notes and this Agreement (except principal or interest which has become due solely by reason of such declaration) have been duly paid. No such annulment shall extend to or waive any subsequent Default or Event of Default.

10.  INTERPRETATION OF THIS AGREEMENT

	10.1	Terms Defined.

	As used in this Agreement (including Exhibits), the following terms have the respective meanings set forth below or in the Section indicated:

	Adjusted Funded Debt -- with respect to any Person, means, without duplication:

		(1)	liabilities for borrowed money, other than Current Debt;

		(2)	liabilities  secured by any Lien existing on Property owned by the
    Person (whether or not  those  liabilities  have been assumed), other than
    Current Debt;

		(3)	the aggregate amount of  Guaranties  by  the  Person,  other  than
    Guaranties of Current Liabilities of other Persons;

		(4)	the   aggregate   Redemption  Price  of  all  outstanding  Special
    Preferred Stock of such Person; and

		(5)	any other  obligations  (other  than  deferred  taxes),  including without  limitation,  Financing  Leases,  which  are required by generally accepted accounting principles to be  shown  as liabilities on its balance sheet and which are payable or which are unpaid more than  one  year  from their creation.

	Adjusted Tangible Assets -- all assets except the following:

		(1)	deferred  assets,  other  than prepaid insurance, prepaid supplies and prepaid taxes;

		(2)	patents,  copyrights,  trademarks,  tradenames,  franchises,  good will,  experimental  or research and development expense and other similar intangibles;

		(3)	Restricted Investments;

		(4)	unamortized debt discount and expense;

		(5)	assets  located  and  notes  and  receivables  due  from  obligors domiciled outside the United States, Puerto Rico or Canada; and

		(6)	interests in any Person in which the Company owns less than 49% of the Voting Stock.

	Aetna -- means Aetna Life Insurance Company.

	Affiliate -- a Person (other than a Subsidiary) (1) which, directly or indirectly, controls, or is controlled by, or is under common control with, the Company, (2) which owns 5% or more of the Voting Stock of the Company or
(3) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is owned by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

	Bank Notes -- the promissory notes issued to evidence indebtedness under the Restated Credit Agreement.

	Banks -- at any time, means and includes each of the holders of Bank Notes at such time.

	Business Day -- any day other than a Saturday, Sunday or other day on which commercial banking institutions in the State of New York are authorized or obligated by law or executive order to be closed.

	Business Plan -- means the Company's Three Year Strategic Business Plan, dated as of December 12, 1995, as updated and supplied by the Company to the holders of the Notes prior to the Effective Date.

	Change of Control -- any of the following

		(1)	a Person or  group  of  Persons  acting  in  concert (other than a
    Permitted Holder) becoming the beneficial  owner  of  more  than  50%  (by number of votes) of the Voting Stock of the Company; or

		(2)	a  majority  of  the board of directors of the Company is replaced within any two-year  period,  excluding  replacements  due to resignations initiated by the incumbent board of directors or resignations due  to  the death or disability of any members of the incumbent board of directors.

	Collateral -- has the meaning ascribed to such term in the Collateral Trust Indenture.

	Collateral Trust Indenture -- Section 3.12.

	Commitment -- the obligation of the Banks to make loans and extend letters of credit pursuant to the Restated Credit Agreement.

    Company -- the introductory sentence hereof.

	Consolidated Current Assets -- at any date, means the amount at which the current assets of the Company and all Subsidiaries would be shown on a consolidated balance sheet of such Persons at such date, after eliminating
inter-company   items,   in  accordance  with  generally  accepted  accounting
principles.

	Consolidated Current Liabilities -- at any date, means the amount at which the current liabilities of the Company and all Subsidiaries (excluding, for purposes of computing current liabilities, indebtedness under the Notes and the Series B Notes) would be shown on a consolidated balance sheet of such Persons at such date, plus (without duplication) the aggregate amount of their Guaranties of current liabilities of other Persons outstanding at such date.

	Consolidated EBITDA -- with respect  to any period means, Consolidated Net
Income  for  such  period  plus,  to  the  extent  deducted   in   determining
Consolidated Net Income, depreciation and amortization expenses, interest expenses with respect to Debt and all federal, state and foreign income taxes.

	Consolidated  Fixed  Charges  --  with  respect  to  the  Company  and its
Subsidiaries means for any period the sum  of:   (1)  interest  expenses  with
respect to their liabilities for borrowed money for such period, (2) imputed interest expenses on capitalized lease obligations for such period, and (3) fixed minimum rental expenses of real estate leases for such period, in each case determined on a consolidated basis.

	Consolidated  Income  Available  For  Fixed Charges -- with respect to the
Company and all Subsidiaries, means on any date the sum of (1) Consolidated EBITDA, and (2) all fixed minimum rent expenses with respect to leases of real property, in each case determined on a consolidated basis for the period of four fiscal quarters ended on such date.

	Consolidated Net Income -- for any period, means net earnings after income taxes of the Company and each Subsidiary (only for the period during which it is a Subsidiary) determined on a consolidated basis, provided that there shall be excluded therefrom after giving effect to any related tax effect:

		(1)	any gain arising from any write-up of assets;

		(2)	any net gain  or  loss  arising  from  the  sale or disposition of capital assets (or reserves relating thereto);

		(3)	items classified as extraordinary or nonrecurring  (including  any restructuring reserves);

		(4)	any writeoff of deferred financing costs; and

		(5)	the  cumulative  effect of changes in accounting principles in the year of adoption of such change.

	Consolidated Tangible Net Worth -- at any date means, the excess of (i) all amounts that would in conformity with GAAP be included in shareholders' equity on a consolidated balance sheet of the Company prepared as of such date, over (ii) the aggregate amount carried as of such date as consolidated assets on the books of the Company consisting of (x) goodwill, licenses,
patents,   trademarks,  unamortized  debt  discount  and  expense,  and  other intangibles, (y) the cost of investments in excess of the net asset value thereof at the time of acquisition by the Company, and (z) writeups in the value of assets of the Company subsequent to the Effective Date.

	Credit Agreement Debt -- Section 7.5.

	Cumulative EBITDA Overage -- Section 5.6.

	Current Debt -- with respect to any Person means all its liabilities for borrowed money and all liabilities secured by any Lien existing on Property owned by that Person (whether or not those liabilities have been assumed) which, in either case, are payable on demand or within one year from their creation, plus the aggregate amount of all Guaranties by that Person of such liabilities of other Persons, but specifically excluding at all times all of the debt (whenever due) classified as long term debt on the consolidated balance sheet of the Company as of February 3, 1996.

	Current Liabilities -- at any date, means the amount at which the current liabilities of a Person would be shown on a balance sheet at such date, plus (without duplication) the aggregate amount of their Guaranties of current liabilities of other Persons outstanding at such date after eliminating
intercompany  items,  in  accordance  with   generally   accepted   accounting
principles.

	Debt -- with respect to any Person, means its Current Debt and Adjusted Funded Debt.

	Default -- an event or condition which will, with the lapse of time or the giving of notice or both, become an Event of Default.

	Disqualified Preferred Stock -- means, with respect to any Person, any Preferred Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is redeemable or is exchangeable for Debt, in whole or in part, on or prior to July 31, 2000.

	Distribution -- means and includes:

		(1)	dividends  or  other  distributions in respect of capital stock of the Company (except distributions of such  stock pursuant to a stock split or stock dividend; provided that no stock dividend shall be  paid  in  any capital stock of the Company other than its common stock); and

		(2)	the redemption or acquisition of such stock or of warrants, rights or  other  options  to purchase such stock (except when solely in exchange for such stock) unless made, contemporaneously, from the net proceeds of a sale of such stock.

Any Distribution of Property other than cash shall be valued at fair market value.

	EBITDA Cushion -- with respect to any fiscal quarter end shall mean the amount set forth in the table below opposite the date of such quarter end.

Quarter End						EBITDA Level

April 1996						$ 5,574,000
July 1996						$ 5,518,000
October 1996					$ 8,382,000
January 1997					$36,418,000
April 1997						$ 8,610,000
July 1997						$10,446,000
October 1997					$14,424,000
January 1998					$46,431,000
April 1998						$10,000,000

	Economic Benefit -- with respect to Section 7.15 shall mean all rights, of whatever nature and with respect to all classes of capital stock of, or equity interests in, an entity to participate in any distribution with respect to such capital stock or equity interests, whether in the form of dividends, upon liquidation or otherwise.

	Effective Date -- means the date upon which all of the conditions set forth in Section 3 shall have been satisfied.

	ERISA -- means the Employee Retirement Income Security Act of 1974, as amended from time to time.

	Event of Default -- Section 9.1.

	Excess -- Section 7.29.

	Excess EBITDA -- Section 5.6

	Excess Tax Reserve -- Section 5.6

	Exchange Act -- means the Securities Exchange Act of 1934, as amended.

	Existing Note Agreement -- Section 1.1.

	Existing Notes -- Section 1.1.

	Existing Series B Note Agreement -- means that certain Amended and Restated Note Agreement, dated as of June 29, 1995, among the Company, Record Town and Aetna.

	Extraordinary Repayment -- Section 5.1(b).

	Financing Documents-- means the Restated Credit Agreement and the notes issued pursuant thereto, the Restated Series B Note Agreement, the Series B Notes, this Agreement, the Notes, the Guaranty Agreements, the Security Documents, the Intercreditor Agreement and the Collateral Trust Indenture.

	Financing Lease -- any lease which is shown or is required to be shown in accordance with generally accepted accounting principles as a liability on a balance sheet of the lessee thereunder.

	GAAP -- means generally accepted accounting principles in effect in the United States of America, at the time of the applicable report, applied in a manner consistent with that employed in the preparation of the financial statements described in Section 8.1.

	Guarantor -- means, at any time, Media Logic, Inc., Trans World Fixture Company, Inc., Saturday Matinee, Inc., Movies Plus, Inc., and each other direct or indirect Subsidiary, if any, of the Company meeting the requirements of Section 7.21.

	Guaranty  --  by  any  Person  means  all  obligations  of   such   Person
guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person:

			(i)	to purchase such indebtedness or obligation or any Property or assets constituting security therefor,

			(ii)	to advance or supply funds

				(1)	for  the  purchase  or  payment  of  such  indebtedness or
            obligation, or

				(2)	to maintain working capital or any balance sheet or income
            statement condition;

			(iii)	to lease  Property,  or  to  purchase  Securities or other
        Property or services, primarily for the purpose of assuring the  owner of  such  indebtedness  or  obligation  of  the ability of the primary obligor to make payment of the indebtedness or obligation; or

			(iv)	otherwise to  assure  the  owner  of  the  indebtedness or
        obligation against loss;

but excluding endorsements in the ordinary course of business of negotiable instruments for deposit or collection.

	The amount of any Guaranty shall be deemed to be the maximum amount for which such Person may be liable as guarantor, upon the occurrence of any contingency or otherwise, under or by virtue of its Guaranty.

	Guaranty Agreements -- Section 3.11

	Intercreditor Agreement -- Section 3.7.

	Inventory Turnover -- means, at a particular date, the "Cost of Sales" as disclosed on the Company's year-to-date consolidated statements of income divided by the "Merchandise Inventory" amount set forth on the Company's consolidated balance sheets for such date.

	Lien -- any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether the interest is based on common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a Financing Lease or a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention or vesting shall be deemed to create a Lien on the Property.

	Movies Plus Proceeds -- Section 5.1(b).

	Noteholders' Percentage -- shall mean a fraction the numerator of which is
47.5 and the denominator of which is 140.

	Net Asset Sale Proceeds -- means, with respect to any asset sale, the fair market value of the aggregate amount of consideration received by the Company or any Subsidiary, as the case may be, from such asset sale, after, (a) provision for all income or other taxes payable as a result of such asset sale and  (b)  payment  of  brokerage  commissions  and  other  reasonable fees and
expenses related to such  asset  sale.   For  purposes of this definition, the
board of directors of the Company shall determine in good faith the fair market value of non-cash consideration.

	Notes -- Section 1.2.

	Other Restructuring Documents -- Section 2.16.

	Payment Date -- the final day of each February, May, August and November in each year.

	Pension Plan -- Section 2.15.

	Permitted Holder -- means collectively Robert J. Higgins and his estate, spouse, children, heirs, legatees, and legal representatives, and any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors thereof and over which trust one or more of the foregoing acts as trustee and possesses the power to direct the management thereof.

	Person -- an individual, partnership, sole proprietorship, corporation, business trust, limited liability company, joint stock company, unincorporated organization, joint venture, governmental authority or other entity of whatever nature.

	Pledge Agreement -- Section 3.12.

	Preferred Stock -- means, with respect to any Person, any class or classes of capital stock (however designated) which is preferred as to the payment of dividends or distributions or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over any other class of capital stock of such Person.

	Prime Rate -- means, at any time, the prime rate of interest that is charged to the Company and Record Town by the Banks at such time with respect to borrowings under the Restated Credit Agreement.

	Prior Indebtedness -- means without duplication:

		(1)	unsecured Adjusted Funded Debt and Current Debt  of  Subsidiaries,
    other than Record Town (except for debt to the Company or a Subsidiary);

		(2)	Adjusted Funded Debt and Current  Debt  of  the  Company  and  its
    Subsidiaries,  other than Record Town (except for debt to the Company or a
    Subsidiary), secured by any Lien  on  the  Property  of the Company or any
    Subsidiary; and

		(3)	the redemption or liquidation value (whichever is greater) of  all equity  Securities of Subsidiaries (other than common stock) which are not legally and beneficially owned by the Company and its Subsidiaries.

For purposes of this definition only, Adjusted Funded Debt and Current Debt of Subsidiaries shall not include the Guaranties by the Subsidiaries of the obligations of the Company under this Agreement.

	Property -- any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

	Purchase Money Mortgage -- any Lien on Property existing at the time of the original acquisition by the Company or a Subsidiary of such Property or granted or retained in connection with the acquisition or improvement by the Company or a Subsidiary of such Property in order to permit or facilitate the financing of such acquisition or improvement.

	Purchasers -- shall mean the purchasers listed on Annex 1 attached hereto.

	Record Town -- the introductory sentence hereof.

	Redemption Price -- with respect to any Special Preferred Stock, the highest aggregate price at which such Special Preferred Stock is redeemable at any time or under any circumstance on or prior to July 31, 2000.

	Related Person -- any Person (whether or not incorporated) which is under common control with the Company within the meaning of Section 414(c) of the Internal Revenue Code of 1986, as amended, or of Section 4001(b) of ERISA.

	Required Guarantor -- Section 7.21.

	Restated Credit Agreement -- means, collectively, those certain Amended and Restated Revolving Credit Agreements, each dated as of the date hereof, among the Company, Record Town and each of NBD Bank, Bear Stearns & Co., Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banco Santander Trust & Banking Corporation (Bahamas) Ltd.

	Restated Series B Note Agreement -- means that certain Amended and Restated Note Agreement, dated as of the date hereof, among the Company, Record Town and the Series B Noteholder, pursuant to which the Company and Record Town have issued the Series B Notes.

	Restricted Investments -- all Property, including all investments in any Person, whether by acquisition of stock, indebtedness, other obligation or security, or by loan, advance, capital contribution, or otherwise, except:

		(1)	investments  in  one or more Subsidiaries or any corporation which concurrently with such investment becomes a Subsidiary;

		(2)	Property to be used in the ordinary course of business;

		(3)	current assets arising from the sale  of goods and services in the ordinary course of business;

		(4)	advances to and guaranties of  loans  to  employees  for  expenses incurred in the ordinary course of business;

		(5)	investments  in direct obligations of the United States with final maturities not in excess of one year from the date of acquisition;

		(6)	investments in certificates  of  deposit  maturing within one year from the date of acquisition issued by a bank organized under the laws  of
    the   United  States  having  capital,  surplus,  and  undivided  profits, aggregating at least $100,000,000;

		(7)	investments  in  commercial   paper   issued  by  any  corporation
    organized under the laws  of  the  United  States  rated  in  the  highest
    category   by  Moody's  Investors  Service,  Inc.  or  Standard  &  Poor's
    Corporation;

		(8)	investments in money market  funds registered under the Investment
    Company Act of 1940 which invest in securities which are  permitted  under clause (5), (6), or (7) above;

		(9)	investments  in  tax-exempt municipal bonds maturing not more than one year from the date of issue  and  which have at least a "MIG-1" rating from Moody's Investors Services, Inc. or an "SP-1"  rating  from  Standard and Poor's Corporation;

		(10)	guaranties by the Company of long-term leases of Subsidiaries;
    and

		(11)	investments  in  licensed  departments  or  retail (including, without limitation, retail mail order) joint ventures in the music, video, or entertainment businesses.

	Securities Act -- means the Securities Act of 1933, as amended.

	Security -- shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

	Security Agreement -- Section 3.12.

	Security Documents -- means the Collateral Trust Indenture, the Security Agreement, the Pledge Agreement, the Concentration Bank Account Agreement, the Trademark Security Agreement and the Movies Plus Subordination Agreement, as the same may be amended from time to time.

	Security Trustee -- IBJ Schroder Bank & Trust Company, in its capacity as Security Trustee under the Collateral Trust Indenture, and its successors in such capacity.

	Series B Noteholder -- at any time, means:

		(a)	if such time is prior to the Effective Date, the holder or holders of the promissory notes  issued  and  outstanding  at  such time under the
    Existing Series B Note Agreement; and

		(b)	if such time is on or after the  Effective  Date,  the  holder  or holders of the Series B Notes issued and outstanding at such time.

	Series B Notes -- means and includes each of the joint and several Variable Rate Senior Notes, Series B, Due July 31, 1998, issued by the Company and Record Town in the aggregate principal amount of $15,227,362.80 pursuant to the Restated Series B Note Agreement.

	Special Preferred Stock -- any Preferred Stock which by its terms (or by the terms of any Security into which it is convertible or for which it is exchangeable) is either redeemable at the option of the holder thereof or is automatically redeemable upon the happening of any event (other than the occurrence of a stated specific date of mandatory redemption thereof).

	Subsidiary -- a corporation, partnership or entity of which at least 50% of the outstanding Voting Stock is at the time, directly or indirectly, owned or controlled by the Company.

	Subsidiary Stock -- Section 7.13.

	Tangible Net Worth -- at any time means the shareholders' equity of any company (including Preferred Stock, but not including Disqualified Preferred Stock), excluding any patents, copyrights, trademarks, tradenames, franchises, goodwill, experimental expense and other similar intangible assets.

	Tax Refund -- Section 5.1(b).

	Tax Reserve Deficiency -- Section 5.6

	Trademark Security Agreement -- Section 3.12.

	Voting Stock -- Securities or other interests the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or Persons performing similar functions).

	Waiver Agreement -- means the letter agreement dated as of March 11, 1996, as amended, among the Company, Record Town and the Purchasers.

	Wholly-Owned Subsidiary -- any Subsidiary, all of the equity Securities (except directors' qualifying shares) of which are owned by the Company and/or the Company's other Wholly-Owned Subsidiaries.

	10.2	Accounting Principles.

	Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made under this Agreement, this shall be done in accordance with generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

	10.3	Directly or Indirectly.

	Where any provision in this Agreement refers to any action which a Person is prohibited from taking, the provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner and all liabilities of such partnerships shall be considered liabilities of such Person for purposes of this Agreement.

	10.4	Section Headings and Table of Contents; Independent Construction.

		(a)	Section Headings and Table  of  Contents,  etc.  The titles of the
Sections of this Agreement and the Table of Contents of this Agreement  appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof.  The words "herein," "hereof," "hereunder" and
"hereto"  refer to this Agreement as a whole and not to any particular Section or other subdivision.  References to Sections are, unless otherwise specified, references to Sections of this  Agreement.  References to Annexes and Exhibits are, unless otherwise specified, references to Exhibits and  Annexes  attached to this Agreement.

		(b)	Independent Construction.  Each covenant contained herein shall be construed (absent an express contrary provision herein) as  being  independent of  each other covenant contained herein, and compliance with any one covenant shall not (absent such  an  express  contrary  provision)  be deemed to excuse compliance with one or more other covenants.

    10.5    Governing Law.

	This Agreement and the Notes shall be governed by and construed in accordance with New York law.

11.  MISCELLANEOUS

	11.1	Notices.

		(a)	Method; Address.  All communications hereunder or under the  Notes shall be in writing, shall be delivered by

			(i)	nationwide overnight courier, and

			(ii)	facsimile transmission, and

shall be addressed, if to the Company and/or Record Town, at the address and telecopy number of the Company, as follows:

			Trans World Entertainment Corp.
			38 Corporate Circle
			Albany, New York 12203
			Attention:  Robert J. Higgins
			Telecopy No.:  (518) 869-4819

		with a copy to:

			Jones, Day, Reavis & Pogue
			77 West Wacker
			Chicago, Illinois 60601-1692
			Attention:  David S. Kurtz
			Telecopy No.:  (312) 782-8585

and if to any of the holders of the Notes,

			(A)	if  such  holder  is  a Purchaser, at the address set forth on
Annex 1 for such holder, and further including any parties referred to on such
Annex 1 which are required to receive notices in addition to such holder, and

			(B)	if such holder is not a Purchaser, at the address and telecopy number set forth in the  register  for  the registration and transfer of Notes maintained pursuant to Section 6.1 for such holder,

or to any such party at such other address as such party may designate by notice duly given in accordance with this Section 11.1.

		(b)	When  Given.   Any communication addressed and delivered as herein
provided shall be deemed to be received when actually delivered to the address of the addressee (whether  or  not  delivery  is  accepted) or received by the telecopy machine of the recipient.  Any communication  not  so  addressed  and delivered shall be ineffective.

	11.2	Reproduction of Documents.

	This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any of the Purchasers at the closing hereunder (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any of the Purchasers, may be reproduced by any Purchaser by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced.
The Company agrees and stipulates that any such reproduction shall, to the extent permitted by applicable law, be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction s hall likewise be admissible in evidence.

	11.3	Survival.

	All warranties, representations, and covenants made by the Company or Record Town herein or on any certificate or other instrument delivered by it or on its behalf under or in reference to this Agreement shall be considered to have been relied upon by each Purchaser and shall survive the delivery to each of the Purchasers of the Notes regardless of any investigation made by any of the Purchasers or on any of the Purchasers' behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Company and Record Town hereunder.

	11.4	Successors and Assigns.

	This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, except that neither the Company nor Record Town  may  transfer  or  assign  any  of  their rights or interests
hereunder without the prior written consent of the holders of the Notes.   The
provisions of this Agreement are intended to be for the benefit of all holders, from time to time, of the Notes, and shall be enforceable by any holder, whether or not an express assignment to such holder of rights under this Agreement has been made by any Purchaser or any Purchaser's successor or assign.

	11.5	Amendment and Waiver.

	This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company, Record Town and the holders of at least seventy-five percent (75%) of the outstanding principal amount of the Notes (exclusive of Notes owned by the Company, Subsidiaries and Affiliates); provided, that no such amendment or waiver of any of the provisions of Sections 1 through 4 shall be effective as to any Purchaser unless consented to by such Purchaser in writing; and provided further, that no such amendment or waiver shall, without the written consent of the holders of all the outstanding Notes, (i) subject to Section 9.3, change the amount or time of any repayment or payment of principal or the rate or time of payment of interest, (ii) amend Section 7.21, (iii) amend
Section 9, or (iv) amend this Section 11.5. Executed or true and correct copies of any amendment or waiver effected pursuant to the provisions of this
Section 11.5 shall be delivered by the Company to each holder of outstanding Notes promptly following the date on which the same shall become effective.
No such amendment or waiver shall extend to or affect any provision or obligation not expressly amended or waived.

	11.6	Duplicate Originals.

	Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

	11.7	Waiver and Release.

	For and in consideration of the agreements contained in this Agreement and the Notes, and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, each of the Company and Record Town (the Company and Record Town being collectively referred to in this Section 11.7 as the "Releasors") does hereby jointly and severally fully RELEASE, REMISE, ACQUIT, IRREVOCABLY WAIVE and FOREVER DISCHARGE each of the Purchasers, together with their respective predecessors, successors, assigns, subsidiaries, affiliates and agents and all of their respective past, present and future officers, directors, shareholders, employees, contractors and attorneys, and the predecessors, heirs, successors and assigns of each of them (the Purchasers and all of the foregoing being collectively referred to in this Section 11.7 as the "Released Parties"), from and with respect to any and all Claims (as defined below).

	As used in this Section 11.7, the term "Claims" shall mean and include any and all, and all manner of, action and actions, cause and causes of action, suits, disputes, controversies, claims, debts, sums of money, offset rights, defenses to payment, agreements, promises, notes, bonds, bills, covenants, losses, damages, judgments, executions and demands of whatever nature, known or unknown, whether in contract, in tort or otherwise, at law  or  in  equity, for  money  damages or dues, recovery of property, or specific performance, or any other redress or recompense which have accrued or may ever accrue, may have been had, may be now possessed, or may or shall be possessed in the future by or on behalf of any one or more of the Releasors against any one or more of the Released Parties for, upon, by reason of, on account of, or arising from or out of, or by virtue of, any transaction, event or occurrence, duty or obligation, indemnification, agreement, promise, warranty, covenant or representation, breach of fiduciar y duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violations of federal or state securities laws or the Racketeer Influenced and Corrupt Organizations Act, intentional or negligent infliction of mental
distress,  tortious  interference   with   contractual   relations,   tortious
interference  with  corporate  governance  or  prospective business advantage,
breach  of  contract,  deceptive   trade  practices,  libel,  slander,  usury,
conspiracy, wrongful acceleration of any indebtedness, wrongful foreclosure or attempt to foreclose on any collateral relating to any indebtedness, action or inaction, relationship or activity, service rendered, matter, cause or thing, whatsoever, express or implied, transpiring, entered into, created or existing from the beginning of time to the date of the execution of this Agreement in respect of the Existing Notes or the Existing Note Agreement, and sha ll include, but not be limited to, any and all Claims in connection with, as a result of, by reason of, or in any way related to or arising from the existence of any relationships or communications by and between the Releasors and the Released Parties with respect to the Existing Notes, the agreements pursuant to which the Existing Notes were issued, and all agreements, documents and instruments related thereto, as presently constituted and as the same may from time to time be amended.

	The Releasors acknowledge that they may hereafter discover facts different from or in addition to those they now know or believe to be true with respect to the Claims herein released. Notwithstanding the foregoing, the Releasors agree that this Section 11.7 shall survive the termination hereof and shall remain effective in all respects and waive the right to make any new, different or additional claim on account of such different or additional
facts.   The  Releasors  acknowledge that no representation or warranty of any kind or character has been made to the Releasors by any one or more of the Released Parties or any agent, representative or attorney of the Released Parties to induce the execution of this Agreement containing this Section 11.7.

	The Releasors hereby represent and warrant unto the Released Parties that

		(a)	the Releasors have the full right, power, and authority to execute and deliver this Agreement containing  this Section 11.7 without the necessity of obtaining the consent of any other party;

		(b)	the  Releasors  have  received  independent  legal   advice   from
attorneys  of  their  choice  with respect to the advisability of granting the release provided herein, and  with  respect  to  the advisability of executing this Agreement containing this Section 11.7;

		(c)	the Releasors have not relied upon any statements, representations or promises of any  of  the  Released  Parties  in  executing  this  Agreement containing this Section 11.7, or in granting the release provided herein;

		(d)	the  Releasors  have  not  entered  into  any  other agreements or understandings relating to the Claims;

		(e)	the terms  of  this  Section  11.7  are  contractual,  not  a mere recital, and are the result of negotiation among all the parties; and

		(f)	this Section 11.7 has been carefully read  by,  and  the  contents hereof are known and understood by, and it is signed freely by the Releasors.

	The Releasors covenant and agree not to bring any claim, action, suit or proceeding regarding or related in any manner to the matters released hereby, and the Releasors further covenant and agree that this Section 11.7 is a bar to any such claim, action, suit or proceeding.

	All prior discussions and negotiations regarding the Claims have been and are merged and integrated into, and are superseded by, this Section 11.7. The Releasors understand, agree and expressly assume the risk of any fact not recited, contained or embodied in this Section 11.7 which may hereafter turn out to be other than, different from,  or  contrary to, the facts now known to the Releasors or believed by the Releasors to be true, and further agree that this Section 11.7 shall not be subject to termination, modification, or
rescission,    by    reason    of    any    such    difference    in    facts.

11.8	Indemnification.

    The Company and Record Town agree to indemnify the Purchasers and their respective directors, officers, employees, agents and attorneys from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation, litigation or other proceedings) relating to, or in connection with, the Notes including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

If this Agreement is satisfactory to each Purchaser, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and return such counterpart to the Company, whereupon this Agreement will become binding between us in accordance with its terms.

							Very truly yours,

							TRANS WORLD ENTERTAINMENT CORPORATION


							By  /s/Robert J. Higgins
                                --------------------
								Name:   Robert J. Higgins
								Title:  President


							RECORD TOWN, INC.


							By  /s/Robert J. Higgins
                                --------------------
								Name:   Robert J. Higgins
								Title:  President

Accepted:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By  /s/Victor Khosla
    ----------------
	Name:   Victor Khosla
	Title:  Managing Director


OAKTREE CAPITAL MANAGEMENT, LLC, as agent and on behalf of certain funds and accounts


By  /s/Bruce A. Karsh
    -----------------
	Name:   Bruce A. Karsh
	Title:  President

By  /s/Kenneth Liang
    ----------------
	Name:   Kenneth Liang
	Title:  Managing Director
             & General Counsel

FERNWOOD ASSOCIATES, L.P.


By  /s/Ian R. MacKenzie
    -------------------
	Name:   Ian R. MacKenzie
	Title:  General Partner

FERNWOOD RESTRUCTURINGS LTD.


By  /s/Ian R. MacKenzie
    -------------------
	Name:   Ian R. MacKenzie
	Title:  General Partner

INTERNATIONALE NEDERLANDEN (U.S.)
CAPITAL CORPORATION


By  /s/Joan M. Chiappe
    ------------------
	Name:   Joan M. Chiappe
	Title:  Vice President